UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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AgroFresh Solutions, Inc.
(Name of Registrant as Specified in Its Charter)

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AGROFRESH SOLUTIONS, INC.
One Washington Square
510-530 Walnut Street, Suite 1350
Philadelphia, PA 19106
June 25, 2021
To the Stockholders of AgroFresh Solutions, Inc. (the “Company”):
You are cordially invited to attend the annual meeting of stockholders of the Company to be held at 9:00 a.m. Eastern Time, on Friday, August 6, 2021, at the Company’s offices located at One Washington Square, 510-530 Walnut Street, Suite 1350, Philadelphia, PA 19106.
Information regarding each of the matters to be voted on at the annual meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The Board of Directors recommends that you vote “for” each of the proposals to be presented at the meeting or, in the case of the preferred frequency of our “say on pay” voting, that you vote to select “every three years” as the frequency.
Whether or not you plan to attend the annual meeting, we urge you to use our Internet voting system or to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the annual meeting. If you later decide to attend the annual meeting or change your vote, you may withdraw your proxy and vote in person at the annual meeting. Voting through our Internet voting system or by written proxy will ensure your representation at the annual meeting if you do not attend in person.
Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted. We thank you for your continued support of the Company and look forward to seeing you at the annual meeting.
Very truly yours,

Nance K. Dicciani
Chair of the Board

AGROFRESH SOLUTIONS, INC.
One Washington Square
510-530 Walnut Street, Suite 1350
Philadelphia, PA 19106
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 6, 2021
The Annual Meeting of Stockholders of AgroFresh Solutions, Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m. Eastern Time, on Friday, August 6, 2021, at the Company’s offices located at One Washington Square, 510-530 Walnut Street, Suite 1350, Philadelphia, PA 19106, for the following purposes:
1.	To elect the directors nominated by our Board of Directors and named in the proxy statement;
2.	To approve and adopt the third amendment to the AgroFresh Solutions, Inc. 2015 Incentive Compensation Plan;
3.	To approve and adopt the first amendment to the AgroFresh Solution, Inc. 2019 Employee Stock Purchase Plan;
4.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021;
5.
To authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies if there are not sufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

6.	To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.
These items of business are more fully described in the proxy statement accompanying this Notice.
Only stockholders of record at the close of business on June 11, 2021 are entitled to notice of and to vote at the meeting.
All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to use our Internet voting system or to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously used our Internet voting system or returned a proxy.
The annual meeting is currently scheduled to be held in person. However, we are actively monitoring the coronavirus, or COVID-19, situation and if we determine that it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the annual meeting. Any such change will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission.
By order of the Board of Directors,

Nance K. Dicciani
Chair of the Board
Philadelphia, Pennsylvania
June 25, 2021
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on August 6, 2021: The proxy statement and annual report to stockholders are available at www.proxyvote.com.

AGROFRESH SOLUTIONS, INC.
One Washington Square
510-530 Walnut Street, Suite 1350
Philadelphia, PA 19106
PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why did you furnish me this Proxy Statement?
This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of AgroFresh Solutions, Inc., a Delaware corporation (the “Company,” “AgroFresh,” “we,” us,” or “our”), for use at the annual meeting of the Company’s stockholders to be held at 9:00 a.m. Eastern Time, on Friday, August 6, 2021, at the Company’s offices located at One Washington Square, 510-530 Walnut St., Suite 1350, Philadelphia, PA 19106, and at any adjournments or postponements of the annual meeting. This proxy statement summarizes the information that you need to make an informed vote on the proposals to be considered at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card using the postage-prepaid envelope provided, or you may grant a proxy to vote your shares by means of the Internet. The approximate date on which this proxy statement and the enclosed proxy card were sent to the Company’s stockholders is June 28, 2021.
What proposals will be addressed at the annual meeting?
Stockholders will be asked to consider the following proposals at the annual meeting:
1.	To elect the directors nominated by our Board of Directors and named in the proxy statement;
2.	To approve and adopt the third amendment to the AgroFresh Solutions, Inc. 2015 Incentive Compensation Plan (the “2015 Plan”);
3.	To approve and adopt the first amendment to the AgroFresh Solution, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”);
4.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021;
5.
To authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies if there are not sufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

6.	To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.
The Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote as set forth in the following pages of this proxy statement with respect to each proposal.
Who may vote on these proposals?
Stockholders who owned shares of Common Stock as of the close of business on Friday, June 11, 2021 (the “Record Date”) are entitled to vote at the annual meeting on all matters properly brought before the annual meeting.
As of the Record Date, the Company had 52,053,300 issued and outstanding shares of Common Stock entitled to vote at the annual meeting.

In addition, as of the Record Date, there were 145,046 shares of our Series B Preferred Stock (“Series B Preferred Stock”) issued and outstanding, each of which is convertible into shares of Common Stock at the election of the holder at any time by dividing the stated value therefor of $1,000 per share plus all accumulated dividends thereon by an initial conversion price of $5.00. Each share of Series B Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which the share is convertible. Accordingly, as of the Record Date the outstanding shares of Series B Preferred Stock were entitled to vote the equivalent of 30,583,399 shares of Common Stock.
How many votes do I have?
Each share of Common Stock is entitled to one vote on each matter that comes before the annual meeting. In addition, as described above, each share of Series B Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which the share is convertible.
Why would the annual meeting be adjourned or postponed?
The Board intends to adjourn and postpone the annual meeting if, as of August 5, 2021, the number of shares of voting stock present at the annual meeting, in person or represented by proxy, is insufficient to either constitute a quorum or approve any of the proposals described in this proxy statement to be submitted to stockholders for consideration.
What constitutes a quorum?
To conduct business at the Company’s annual meeting, a majority of the voting power of the issued and outstanding shares of the Company’s capital stock must be present in person or represented by proxy. This is known as a “quorum.” Abstentions and broker non-votes (described below) will count toward establishing a quorum.
How do I vote by proxy?
Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the proxy card provided and return it promptly in the postage-prepaid envelope provided, or to vote via the Internet. Alternatively, if you are a stockholder of record, you may go to www.proxyvote.com and grant a proxy to vote your shares by means of the Internet. You will be required to provide the control number contained on your proxy card. Returning the proxy card or voting via the Internet will not affect your right to attend the annual meeting or to vote in person.
If you properly complete your proxy card and send it to us in time to vote or timely grant your proxy via the Internet, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed on the proxy card. If you sign the proxy card but do not give voting instructions for a particular proposal, then your proxy will vote your shares on that proposal as recommended by the Board of Directors as follows:
1.	FOR the election of the director nominees identified below to the Board of Directors;
2.	FOR the approval and adoption of the third amendment to the 2015 Plan;
3.	FOR the approval and adoption of the first amendment to the ESPP;
4.	FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021;
5.	FOR the Board authorization to adjourn and postpone the annual meeting to a later date or dates if there is no quorum or there are insufficient votes to approve any of the proposals; and
6.
In the proxy’s discretion with respect to any other business which is properly brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

As of the date of this proxy statement, we are not aware of any matters other than those set forth in proposals 1 through 4 that will be brought before the annual meeting.
How do I vote in person?
If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you would indicate your plans to attend the annual meeting when you vote by Internet or mark the appropriate box on the proxy card, or notify our Corporate Secretary at (267) 317-9135. This will assist us with meeting preparations.
The annual meeting is currently scheduled to be held in person. However, we are actively monitoring the coronavirus, or COVID-19, situation and if we determine that it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the annual meeting. Any such change will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission (“SEC”).
What if my shares are held in street name?
If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank, or other nominee that must be followed in order for your broker, bank, or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the enclosed postage-prepaid envelope.
If you do not provide instructions on how to vote, your broker may have authority to vote your shares. This is called a “broker non-vote.” Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors, the adoption of, or amendments to, certificates of incorporation or employee stock purchase plans, or advisory proposals on executive compensation. Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for the election of directors unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each proposal for further information.
If you hold shares through a broker, bank, or other nominee and wish to be able to vote in person at the meeting, you must obtain a “legal proxy” from your broker, bank, or other nominee and present it to the inspector of election with your ballot at the meeting.
May I revoke my proxy?
If you give a proxy, then you may revoke it at any time before it is exercised, as follows:
1.	You may send in another proxy bearing a later date;
2.
You may send written notice (if the stockholder is an entity, under its seal, by an officer or other authorized person of the entity) addressed to the Corporate Secretary at the Company’s principal executive and administrative offices before the annual meeting that you are revoking your proxy; or

3.	You may vote in person at the annual meeting.
What vote is required to approve each proposal?
Proposal 1: Election of director nominees.
The affirmative vote of the majority of votes cast at the annual meeting is required to elect each director. This means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” such nominee. Abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors.
Proposal 2: Approval and adoption of the third amendment to the 2015 Plan.
The approval and adoption of the third amendment to the 2015 Plan, as described in Proposal 2, requires the affirmative vote of the majority of the voting power of our shares of voting stock present at the annual meeting in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against the approval and adoption of the third amendment, but a broker non-vote will have no impact on the outcome of the vote on Proposal 2.

Proposal 3: Approval and adoption of the first amendment to the ESPP.
The approval and adoption of the first amendment to the ESPP, as described in Proposal 3, requires the affirmative vote of the majority of the voting power of our shares of voting stock present at the annual meeting in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against the approval and adoption, but a broker non-vote will have no impact on the outcome of the vote on Proposal 3.
Proposal 4: Ratification of the independent registered public accounting firm.
The ratification of the appointment of the Company’s independent registered public accounting firm, as described in Proposal 4, requires the affirmative vote of the majority of the shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against the ratification, but a broker non-vote will have no impact on the outcome of the vote on Proposal 4. However, because brokers generally have discretionary authority to vote on the ratification of independent auditors, broker non-votes are generally not expected to result from the vote on Proposal 4.
Proposal 5: Adjournment of the annual meeting.
The approval of a resolution authorizing the Board of Directors to adjourn and postpone the annual meeting, as described in Proposal 5, requires the affirmative vote of the majority of the voting power of our shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against adjournment, but a broker non-vote will have no impact on the outcome of the vote on Proposal 5.
Are there any dissenters’ rights of appraisal?
The Board of Directors is not proposing any action for which the laws of the State of Delaware, the Company’s Amended and Restated Certificate of Incorporation or the Company’s Bylaws provide a stockholder with a right to dissent and obtain appraisal of or payment for such stockholder’s shares.
Who bears the cost of soliciting proxies?
The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.
Where are the Company’s principal executive and administrative offices?
The principal executive and administrative offices of the Company are located at One Washington Square, 510-530 Walnut Street, Suite 1350, Philadelphia, Pennsylvania 19106 and the telephone number is (267) 317-9135.
How can I obtain additional information about the Company?
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”), which contains audited consolidated financial statements for the year ended December 31, 2020, is being sent to all stockholders along with this proxy statement. Additional copies of the Form 10-K will be furnished, without charge, to stockholders upon written request. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate fee. Stockholders may notify the Company of their requests by writing or calling the Company at its principal executive and administrative offices at One Washington Square, 510-530 Walnut St., Suite 1350, Philadelphia, Pennsylvania 19106, Attention: Corporate Secretary, telephone number (267) 317-9135.
The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that it file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. In addition, the Company’s Exchange Act filings may be inspected and copied at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549, on official business days during its hours of operation. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room.

Information About Directors and Director Nominees
Our Certificate of Incorporation provides that the number of our directors, other than those who may be elected by the holders of one or more series of our preferred stock, shall be fixed from time to time by resolution of our Board of Directors. In addition, pursuant to the terms of the certificate of designation of the one share of our Series A preferred stock (the “Series A Preferred Stock”) that was issued to The Dow Chemical Company (“TDCC”), which is now a subsidiary of Dow Inc. (“Dow”), upon the consummation of our business combination with TDCC on July 31, 2015 (the “Business Combination”), TDCC is entitled to appoint one director (the “Preferred Director”) to the Board for so long as TDCC beneficially holds 10% or more of the aggregate amount of the outstanding shares of our Common Stock and non-voting common stock. The Series A Preferred Stock does not have any other rights. Presently, the number of directors on our Board is nine, including the Preferred Director, with one vacancy.
Set forth below are descriptions of the backgrounds of the directors and director nominees of the Company, their principal occupations for the past five years, and the specific experience, qualifications and other attributes and skills that led the Board to determine that such persons should serve on the Board of Directors.
Robert J. Campbell, 72, has served on our Board since February 2014. Since November 2011, Mr. Campbell has served as the Chairman of the board of directors of Enstar Group Limited, an insurance run-off company, and has served as its independent director since November 2007. Mr. Campbell served as an independent director of Camden National Corporation, a public holding company, from 1999 to 2014. Mr. Campbell also served as a director of Boulevard Acquisition Corp. II, a publicly-traded special purpose acquisition company, from September 2015 until the consummation of its business combination with Estre Ambiental S.A. in December 2017. Since January 1991, Mr. Campbell has served as a partner at Beck, Mack & Oliver LLC, a private investment advisory firm. Mr. Campbell holds a Bachelor of Arts degree in Political Economy from Williams College.
The Board believes that Mr. Campbell is qualified to serve on our Board because of his private investment advisory experience and his board experience with private and public companies.
Alexander Corbacho, 32, has served on our Board since July 2020. Mr. Corbacho is a Managing Director at Paine Schwartz Partners. Mr. Corbacho joined Paine Schwartz Partners in 2012. He began his career at UBS Investment Bank in the firm’s Leveraged Finance Origination Group. While there, he worked to provide debt financing, capital structure solutions, and advisory services for a variety of companies and financial sponsors, including Paine Schwartz Partners. He currently serves as a director of the following private companies: SNFL Group, Verdesian Life Sciences, LLC, and Verisem. He is a graduate of Boston University.
The Board believes that Mr. Corbacho is qualified to serve on our Board because of his substantial investment and finance experience, particularly in the agricultural industry.
Denise L. Devine, 64, joined our Board in February 2018. Ms. Devine is the founder and since 2014 has served as the Chief Executive Officer of FNB Holdings, LLC, a company dedicated to initiatives in the health and wellness space. Ms. Devine was also founder and served for more than ten years as the Chief Executive Officer of Nutripharm, Inc., a company that has generated a portfolio of composition and process patents to create innovative natural food, beverage, pharmaceutical and nutraceutical products that facilitate nutrition and lifelong health. Ms. Devine, a certified public accountant, also previously served as Chief Financial Officer for Energy Solutions International and in financial management positions for Campbell Soup Company. Ms. Devine has served as Chair of the Pennsylvania State Board of Accountancy and on the Board of the American Institute of CPAs. Ms. Devine has served as a director of Fulton Financial Corporation (Nasdaq: FULT) (“Fulton”) since 2012, and serves as a member of Fulton’s Audit Committee, as Chair of Fulton’s Human Resources Committee, and as a member of Fulton’s Executive Committee. She has also served as a director of Cubic Corporation (NYSE: CUB) since November 2019 and serves on the Audit Committee and the Technology Strategy Committee. Ms. Devine was a member of the Board of Trustees of Villanova University from 2005 to 2015, where she was the Chair of the Audit and Risk Committee. She also served as a member of the Board of Trustees of Lourdes Health System from 2010 to 2019 until Lourdes was acquired and the Board of Trustees was disbanded. In addition, she serves on the Board of AUS, Inc. a privately-owned company, since 2016 and was appointed to the Board of Ben Franklin Technology Partners of Southeastern Pennsylvania in 2016. Ms. Devine received a Master of Business Administration degree from the Wharton School of the University of Pennsylvania, a Master of Science degree in Taxation from Villanova Law School, and a Bachelor of Science degree in Accounting from Villanova University.

The Board believes that Ms. Devine is qualified to serve on our Board because of her substantial management, business and finance experience.
Nance K. Dicciani, 73, joined our Board upon the consummation of the Business Combination on July 31, 2015. She was appointed non-executive Chair of the Board on August 13, 2015. From March 2016 until October 2016, Ms. Dicciani served as a co-member of the Office of the Chair of the Company, in which capacity she assumed, with the other co-member, the duties and responsibilities of chief executive officer and president of the Company on an interim basis. Ms. Dicciani is the retired President and Chief Executive Officer of Honeywell International Specialty Materials (a diversified technology and manufacturing company), a position she held from 2001 to 2008. Ms. Dicciani has served as a director of Linde plc. since its business combination with Praxair, Inc. in 2018, where she is a member of the Audit and Compensation Committees. Ms. Dicciani has also served as a director of LyondellBasell Industries N.V. since 2013, where she is a member of the Finance Committee and Chair of the Compensation Committee. Ms. Dicciani previously served as a director of Halliburton Company from 2009 to May 2021, where she was a member of the Audit Committee and Chair of the Health, Safety and Environmental Committee. Additionally, Ms. Dicciani served as a director of Rockwood Holdings, Inc. from 2008 to 2014. Ms. Dicciani holds a Bachelor’s degree in Chemical Engineering from Villanova University, a Master’s degree from the University of Virginia, a Ph.D. degree from the University of Pennsylvania and a Master of Business Administration degree from the Wharton Business School of the University of Pennsylvania.
The Board believes that Ms. Dicciani is qualified to serve on our Board due to her technical expertise in the chemical industry, her international operations expertise, her executive experience as a chief executive officer of a multi-billion dollar strategic business group of a major multinational corporation and her board experience with private and public companies.
Clinton A. Lewis, Jr., 54, has served as our Chief Executive Officer and a member of our Board since April 2021. Mr. Lewis has 30-plus years of experience in the life sciences space, having served in a number of national and international leadership roles at Pfizer Inc. (NYSE: PFE) and Zoetis Inc. (NYSE: ZTS), the world’s largest animal health company, that was spun off by Pfizer in 2013. Mr. Lewis most recently served as executive vice president and group president responsible for international operations, commercial development and global genetics at Zoetis. Prior to that role, Mr. Lewis served at Zoetis as president of international operations from 2015 to 2018 and as president of U.S. operations from 2013 to 2015. Prior to the formation of Zoetis, Mr. Lewis served as president of U.S. operations at Pfizer Animal Health, which he joined in 2007. Mr. Lewis first joined Pfizer in 1988 in the human health pharmaceutical segment and held positions of increasing responsibility in various commercial operations and general management roles. He formerly served as chairman of the board for the Animal Health Institute (AHI), an industry trade association in the U.S., and as treasurer for the International Federation for Animal Health (IFAH), the industry trade association in Europe. Mr. Lewis serves on the boards of directors of The International Paper Company (NYSE: IP) and Covis Pharma, a human health specialty pharmaceutical company. Mr. Lewis holds a Bachelor of Science degree from Fairfield University and a Master of Business Administration degree from Fairleigh Dickinson University.
The Board believes that Mr. Lewis’ extensive experience in senior executive roles within the life sciences industry qualifies him to serve on the Board.
Kay Kuenker, 59, has served on our Board since April 2021. Ms. Kuenker has served as Chief Executive Officer of Advanced Agrilytics, LLC, an agronomic technology company, since March 2020. From October 2016 to March 2019, Ms. Kuenker served as Executive Vice President – Strategy Development for Cibus, LLC, a biotech company focused on gene editing in agriculture, and since January 2016 she has been a facilitator and coach at Leadership Trail, a business management and leadership consulting organization that she founded. From January 2016 to August 2016 she was Entrepreneur in Residence at Purdue University. Prior to that, she spent nearly 30 years at Dow AgroSciences (“DAS”), including nine years on the Corporate Management Team, from January 2007 to December 2015, and most recently served as Vice President: DAS Government Affairs, Public Affairs and Sustainability. Ms. Kuenker currently serves on the Advisory Board for Women in Agribusiness and has served on several boards including BioCrossRoads, AgriNovus IN, National FFA Sponsor Board, Food & Ag Governing Body of BIO (Biotechnology Innovation Organization), CropLife Canada and European Crop Protection Association. Ms. Kuenker holds a Bachelor of Science degree in Mathematics from the University of Michigan and a Master’s degree in Mathematics from Central Michigan University.

The Board believes that Ms. Kuenker is qualified to serve on the Board due to her extensive management experience in the agricultural industry.
Kevin Schwartz, 46, has served on our Board since July 2020. Mr. Schwartz is Chief Executive Officer and a Founding Partner at Paine Schwartz Partners. Prior to co-founding Paine Schwartz Partners in 2006, Mr. Schwartz was a Managing Director at Fox Paine & Company, LLC, which he joined in 2002. Prior to joining Fox Paine & Company, LLC, he worked for the private equity firms Fremont Partners and American Industrial Partners. He began his professional career at Goldman, Sachs & Co. in the Investment Banking Division. He is currently a director of the following private companies: Advanced Agrilytics, FoodChain ID, Lyons Magnus, Prima Wawona, SNFL Group, and UrbanFarmer LLC. He also previously served as a director of the following private companies: AgBiTech, Costa Group Holdings Pty Ltd., Sunrise Growers, Verisem, Verdesian Life Sciences, LLC, Advanta, Icicle Seafoods, Inc., Seminis, VCST Industrial Products and United American Energy. Mr. Schwartz holds a Bachelor of Science degree in Accountancy from the University of Illinois.
The Board believes that Mr. Schwartz is qualified to serve on our Board due to his extensive investment experience in the agricultural industry, as well as his experience serving on boards of directors.
Macauley Whiting, Jr., 64, joined our Board upon the consummation of the Business Combination on July 31, 2015. Mr. Whiting has served as President Emeritus of The Herbert H. and Grace A. Dow Foundation since September 2019 and served as its President from April 2014 to September 2019, as its Treasurer from 2005 to 2015 and as its Secretary from 2000 to 2005. In addition, Mr. Whiting previously served as President and Chief Executive Officer of Decker Energy International, a privately-held renewable energy company he founded in 1982 and built up until 2012, when he sold the company. Mr. Whiting holds a Bachelor of Science degree in Chemical Engineering (cum laude) from Princeton University.
The Board believes that Mr. Whiting is qualified to serve on our Board due to his general business acumen, knowledge of chemistry and extensive management experience.
Mr. Whiting was initially designated for nomination to our Board pursuant to the terms of the Stock Purchase Agreement, dated April 30, 2015, by and between the Company and TDCC.
Each of Mr. Corbacho, Ms. Kuenker and Mr. Schwartz was appointed to the Board pursuant to the terms of the Investment Agreement, dated June 13, 2020 (as may be amended or modified, the “Investment Agreement”), between the Company and PSP AGFS Holdings, L.P. (the “Investor”). The Investor also has the right to appoint a director to fill the current vacancy on the Board, in accordance with the terms of the Investment Agreement.
Preferred Director
In addition to the directors listed above, pursuant to the terms of the certificate of designation of the one share of our Series A preferred stock (the “Series A Preferred Stock”) that was issued to TDCC, which is now a subsidiary of Dow, upon the consummation of the Business Combination, TDCC is entitled to appoint one director (the “Preferred Director”) to the Board for so long as TDCC beneficially holds 10% or more of the aggregate amount of the outstanding shares of our Common Stock and non-voting common stock. The Series A Preferred Stock does not have any other rights.
Torsten Kraef, 54, joined our Board upon the consummation of the Business Combination on July 31, 2015. Mr. Kraef has served as Senior Vice President of Corporate Development for Dow since December 2016, where he leads the development of corporate strategy and coordinates implementation of key strategic tracks. As of September 2017, when Dow and DuPont consummated their merger transaction, he worked closely with the DowDuPont Executive Chairman and Chief Financial Officer to advance the merger and spin-off transaction which was completed with the spin-off of Dow and Corteva during the second quarter of 2019. Mr. Kraef currently leads Dow’s Enterprise Risk Management, Enterprise Security Service and the incubation of strategic and innovative new business growth opportunities. He is a member of Dow’s Executive Committee and Corporate Leadership Team, which is accountable for delivering against corporate strategic and operations targets. Prior to his current position, he served as Corporate Vice President of Strategy Development and New Business Development for Dow from August 2013 to December 2016, and as Corporate Vice President of Strategy Development from September 2012 to August 2013. During 2014 to 2019, Mr. Kraef served on the DAS Members Committee and Mycogen Board of Directors, both subsidiaries of Dow at the time. In 2012, he also served as a member of the board of MEGlobal, a joint venture between Dow and Petrochemical Industries Company (PIC) of Kuwait. From 2007 to 2012, Mr. Kraef led various businesses including a more than $8 billion revenue business group consisting of Dow’s Polyurethanes,

Epoxy, Formulated Systems and Dow Automotive Systems businesses. Mr. Kraef joined Dow in June 1991 and held various roles prior to being named Vice President of Dow’s Building and Construction unit in February 2007. Mr. Kraef holds a degree in Banking Management from the Industry and Trade Chamber in Düsseldorf, Germany, and a masters/diploma in Business Administration from the University of Düsseldorf, specializing in Sustainable Manufacturing, International Management and Marketing.

EXECUTIVE OFFICERS
Our current executive officers are listed in the following table, and certain information concerning those officers follows the table.
Name	Age	Position
Clinton A. Lewis, Jr.	54	Chief Executive Officer
Graham Miao	57	Executive Vice President and Chief Financial Officer
Thomas Ermi	56	Executive Vice President, Secretary and General Counsel
The biographical information with respect to Mr. Lewis included above under the caption “Information about Directors and Director Nominees” is incorporated herein by reference.
Graham Miao has served as our Executive Vice President and Chief Financial Officer since August 2018. Mr. Miao has over two decades of experience in global financial and business operations, capital markets, M&A and business development, and R&D for large multi-national and small to mid-market public and private companies in the healthcare, specialty chemicals and financial services industries. Mr. Miao served as President and Chief Financial Officer of Pernix Therapeutics Holdings, Inc. from July 2016 through December 2017, and served as a member of its board of directors from November 2016 to November 2017. Prior to that, Mr. Miao served as a senior advisor to Pernix’s interim Chief Executive Officer and board of directors from May 2016 to July 2016. Before joining Pernix, Mr. Miao served as Executive Vice President and Chief Financial Officer of Interpace Diagnostics, Inc. (formerly known as PDI, Inc.), from October 2014 until March 2016. From September 2011 to September 2014, Mr. Miao served as Executive Vice President and Chief Financial Officer, and held the additional role as interim Co-President and interim Co-Chief Executive Officer from September 2013 to September 2014, of Delcath Systems, Inc. His career spanned financial, strategy and operational leadership positions including division CFO roles at Symrise, Schering-Plough and Pharmacia. Earlier in his career, Mr. Miao worked as a biotechnology equity analyst at JPMorgan and a research scientist at Roche. Mr. Miao earned an M.B.A. in Finance and General Management and a Ph.D. in Biological Sciences from Columbia University, Master of Science degree in Molecular Biology from Arizona State University, and a Bachelor of Science degree in Biology from Fudan University in Shanghai, China.
Thomas Ermi has served as our Executive Vice President, Secretary and General Counsel since the consummation of the Business Combination on July 31, 2015. From 2009 until joining the Company, Mr. Ermi was a Managing Attorney in the Dow Legal Department, where he served as the Commercial Legal Director and member of the Management Team for Dow’s $2.2 billion global Electronic Materials Business. Mr. Ermi joined Rohm and Haas Company in 2000, serving as the Commercial Legal Director and member of the Management Team for the Electronic Materials business as well as the Powder Coatings and Automotive Coatings businesses. In the 15 years he was with Dow and Rohm and Haas, Mr. Ermi negotiated numerous M&A transactions in North America, Europe and Asia Pacific with an aggregate transaction value exceeding $4 billion. Mr. Ermi began his legal career in 1992 as an Associate at Duane Morris & Heckscher in Philadelphia, where he worked first as a commercial litigator and then as a commercial lawyer. Prior to that, Mr. Ermi was an auditor for Price Waterhouse in Philadelphia. Mr. Ermi holds a Bachelor of Science degree in Accounting from Villanova University, and a juris doctor degree from the University of Pennsylvania.

CORPORATE GOVERNANCE
Overview
Our Board is committed to maintaining strong corporate governance principles and practices. Our governance structure and processes are based upon a number of key governance documents, including our Corporate Governance Guidelines and policies described below. These Guidelines guide the Board and our executive management team in the execution of their responsibilities. Our Corporate Governance Guidelines are reviewed at least annually and are updated periodically in response to changing regulatory requirements, evolving practices, issues raised by our stockholders and other stakeholders and otherwise as circumstances warrant. As a result of this active engagement the Company and our Board embrace the following good-governance practices:
Board and Board Committee Practices
•	Our Board is declassified, and the Company’s Bylaws require a majority voting standard for the election of directors;
•	We have a director resignation policy for directors who fail to obtain a majority vote;
•	Eight of our nine directors are currently independent, including the Chair of the Board;
•	The role of Chair of the Board is a non-executive position, and the roles of Chair of the Board and Chief Executive Officer are split;
•	The Audit, Compensation and Talent and Corporate Governance and Nominating Committees are comprised solely of independent directors;
•	The Board and each of its Committees have authority to retain outside advisors;
•	The Compensation and Talent Committee’s outside advisor does not perform any other services for the Company and confirms its independence annually;
•	There are no interlocks among the Compensation and Talent Committee members; and
•	The Board and each of its Committees perform annual self-assessments.
Company Policies and Practices
•	The Company does not have a stockholder rights plan (a so-called “poison pill”);
•
The Company has adopted a code of business conduct (the “Code of Conduct”), and every employee and member of the Board of the Company must annually submit a certificate attesting to (i) such employee’s/director’s compliance with the Code of Conduct and (ii) such employee’s/director’s knowledge of compliance with the Code of Conduct by other employees;

•
The Company has adopted a whistleblower policy that encourages reporting by employees of any allegations of impropriety, and the Company has set up a third party hosted hotline where employees can anonymously make such reports;

•	The Board has imposed stock ownership guidelines for directors and officers (discussed below);
•
The Company has an executive “clawback” policy pursuant to which the Company may seek to reclaim previously awarded incentive-based compensation from executives if the Company determines it must prepare a material accounting restatement due to fraud, misconduct or gross negligence, as discussed below; and

•	The Company has adopted an insider trading policy that restricts short selling, trading in derivatives, pledges, hedges and margin account use by our executives and directors.
Board Leadership Structure and Role in Risk Oversight
The roles of Chair of the Board and Chief Executive Officer are held by separate persons. Generally, the Chair of the Board is responsible for assisting in long-term strategic planning, overseeing and advising the Chief Executive Officer and presiding over meetings of the Board, and the Chief Executive Officer is responsible for leading our day-to-day performance. While we do not have a policy with respect to the separation of the roles of Chair of the Board and Chief Executive Officer, the Board believes that the separation of these roles provides several important advantages, including enhancing the accountability of the Chief Executive Officer to the Board, assisting the Board in reaching consensus on particular strategies and policies, and facilitating robust director, Board, and executive officer evaluation processes.
Our Board, as part of its overall responsibility to oversee the management of our business, considers risks generally when reviewing our strategic plan, financial results, business development activities, legal, and regulatory matters. The Board satisfies this responsibility through regular reports directly from our officers responsible for oversight of particular risks. The Board’s risk management oversight also includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. The Board’s role in risk oversight has no effect on the Board’s leadership structure. In addition, committees of the Board assist in its risk oversight responsibility, including:
•
The Audit Committee assists the Board in its oversight of the integrity of the financial reporting and our compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities, and meets privately with representatives from our independent registered public accounting firm.

•
The Compensation and Talent Committee assists the Board in its oversight of risk relating to compensation policies and practices. The Compensation and Talent Committee annually reviews our compensation policies, programs, and procedures, including the incentives they create and mitigating factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our Company.

•
The Corporate Governance and Nominating Committee, in addition to recommending individuals to be designated as nominees to the Board, develops and recommends to the Board our corporate governance guidelines.

Board Structure and Committee Membership
Since June 2017, our Board of Directors has been declassified, such that our stockholders vote on the election of our entire Board of Directors (other than the Preferred Director) each year. In addition, as discussed above, one of our directors, Mr. Kraef, serves as the Preferred Director pursuant to the terms of the Series A Preferred Stock. The following chart summarizes our current standing committee structure:
Name	Audit Committee	Compensation and Talent Committee	Corporate Governance and Nominating Committee
Robert J. Campbell	X*		X
Alexander Corbacho			X
Denise L. Devine	X	X*
Nance K. Dicciani
Torsten Kraef		X	X*
Kay Kuenker	X		X
Kevin Schwartz
Macauley Whiting, Jr.	X	X
Clinton A. Lewis, Jr.
*	Chairman of applicable committee.
During 2020, the Board held 11 meetings. Each of our incumbent directors attended at least 75% of all meetings of the Board and any standing committees of the Board on which such director served. We do not have a formal policy regarding Board members’ attendance at annual meetings of stockholders though we encourage Board members to attend.
Independence of Directors
As a result of our securities being listed on the NASDAQ Stock Market, we adhere to the rules of that exchange in determining whether a director is independent. The NASDAQ Stock Market requires that a majority of the Board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of such company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that each of our current directors other than Mr. Lewis are independent directors.
Audit Committee
Our Audit Committee consists of Mr. Campbell, Ms. Devine, Ms. Kuenker and Mr. Whiting. Each is an independent director and, as required by the NASDAQ Stock Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service, has not participated in the preparation of our financial statements at any time during the past three years and is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we must certify to NASDAQ that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Our Board has determined that Mr. Campbell satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the investor relations section of the Company’s website, www.agrofresh.com. During 2020, the Audit Committee met five times.
The Audit Committee’s duties include, among other things:
•	reviewing and discussing with management and the independent auditor our annual and quarterly financial statements;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all transactions between us and related persons;
•	inquiring and discussing with management our compliance with applicable laws and regulations and our code of ethics;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•
determining the compensation and oversight of the work of the independent auditor including resolution of disagreements between management and the independent auditor regarding financial reporting for the purpose of preparing or issuing an audit report or related work;

•	overseeing the internal audit function; and
•
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or reports which raise material issues regarding our financial statements or accounting policies.

Compensation and Talent Committee
Our Compensation and Talent Committee consists of Ms. Devine, Mr. Kraef and Mr. Whiting. Each is a non-employee director who is independent in accordance with the NASDAQ Stock Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service. Among other functions, the Compensation and Talent Committee oversees the compensation of our chief executive officer and other executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites, and administers any such plans or programs as required by the terms thereof. The Compensation and Talent Committee also administers the 2015 Plan. The Compensation and Talent Committee operates under a written charter adopted by the Board. During 2020, the Compensation and Talent Committee met five times.
Corporate Governance and Nominating Committee
Our Corporate Governance and Nominating Committee consists of Mr. Campbell, Mr. Corbacho, Mr. Kraef and Ms. Kuenker, each of whom is an independent director in accordance with the NASDAQ Stock Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service. The principal duties and responsibilities of our Corporate Governance and Nominating Committee are to identify qualified individuals to become Board members, recommend to the Board individuals to be designated as nominees for election as directors at the annual meetings of stockholders, and develop and recommend to the Board our corporate governance guidelines. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board. During 2020, the Corporate Governance and Nominating Committee met four times.
Director Nominees
Our Corporate Governance and Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. Our Corporate Governance and Nominating Committee will consider persons identified by our stockholders, management, investment bankers and others, though no formal policy exists for doing so. In general, the committee believes that persons to be nominated should be actively engaged in business, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. Our Corporate Governance and Nominating Committee will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group of persons that it believes can best implement our business plan, perpetuate our business and represent stockholder interests. Our Corporate Governance and Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time. Our Corporate Governance and Nominating Committee will not distinguish among nominees recommended by stockholders and other persons.
The guidelines for selecting nominees provide that our Corporate Governance and Nominating Committee expects to consider and evaluate candidates based on, among other factors, the following criteria:
•	independence under the rules of the NASDAQ Stock Market;
•	accomplishments and reputation, both personal and professional;
•	relevant experience and expertise;
•	knowledge of our Company and issues affecting our Company;
•	moral and ethical character; and
•	ability to commit the time necessary to discharge the duties of Board membership.
Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided that notice of such stockholder’s intent to make such nomination has been given to our Secretary as described in “Submission of Stockholder Proposals for the 2022 Annual Meeting of Stockholders” in this proxy statement. Each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the number of shares of Common Stock that are beneficially owned by such stockholder and that are owned of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (iii) a description of all arrangements or understandings relating to the nomination to be made by the stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (iv) a representation that the stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to the stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
As discussed above, TDCC, as the holder of the Series A Preferred Stock, voting as a separate class, is entitled to appoint the Preferred Director to the Board for so long as TDCC beneficially holds 10% or more of the aggregate amount of the outstanding shares of our Common Stock and non-voting common stock.
Pursuant to the terms of the Investment Agreement, PSP has the right to appoint directors to the Board such that the total number of its designees is proportionate to its ownership of our common stock, on an as-converted basis. Accordingly, we appointed two individuals designated by PSP to the Board (Mr. Corbacho and Mr. Schwartz) on July 27, 2020. In addition, in February 2021 we appointed a third individual designated by PSP to the Board (Peter Berweger, who subsequently resigned in June 2021) and in April 2021 we appointed a fourth individual designated by PSP to the Board (Ms. Kuenker).
Code of Business Conduct
We have adopted a Code of Conduct applicable to the directors, officers and employees of the Company and its subsidiaries. We have also adopted corporate governance guidelines which address, among other things, director qualifications, responsibilities and compensation, director access to officers, employees and advisors, and determinations regarding executive officer compensation. A copy of the Code of Conduct and our corporate governance guidelines are both available in the Investor Relations section of our website, www.agrofresh.com.
Our Commitment to Sustainability and Food Loss and Waste Reduction
AgroFresh is committed to sustainability and reducing food loss and waste. We strive to be the guardian of the world’s fresh produce and to lead the fresh produce industry into a more sustainable future. We have a long history of innovating to support produce industry sustainability, and our current lineup of near- and post-harvest solutions brings trusted science and data to help the entire supply chain extend the quality of fruits and vegetables and prevent food loss and waste.
As noted by the Food and Agriculture Organization of the United Nations (“FAO”), “fruits and vegetables are highly perishable products, and this can cause high levels of food loss and waste at every step of the value chain, starting at the farms.” According to the FAO, roughly one third of the food produced for human consumption, approximately 1.3 billion metric tons per year, is lost to spoilage or waste. Fruits and vegetables have an even higher wastage rate of 45%. In the U.S., the Environmental Protection Agency (the “EPA”) announced in 2015 the first-ever domestic goal to reduce food loss and waste by 50 percent by 2030.
Loss or shrinkage along the food supply chain has a variety of causes, including degradation of fresh produce during storage and transportation. “Fruit and vegetable quality is influenced by extrinsic and intrinsic factors. Extrinsic factors include the production environment, how the produce is handled during harvest and at various stages of the supply chain, and how it is packaged and presented for sale to consumers. Intrinsic factors relate to the food itself: its visual appearance (size, form, and color), texture, firmness, sensory and nutritional properties, and food safety. All these attributes are of interest and value to consumers.” (FAO).
AgroFresh’s sustainability commitment comes from the organization’s 40 years of post-harvest experience and delivering innovative solutions that prolong produce freshness and decrease food waste. Our dedication to protect and preserve the planet has never wavered. This is powered by a comprehensive portfolio of proprietary solutions, digital agriculture technology, and customized services and equipment that help improve the freshness supply chain from harvest to the home.
Across our global operating regions, we are at work developing and offering products and technologies to reduce loss and waste from the near-harvest stage to the kitchen table. We provide freshness solutions to growers, packers and retailers around the world for a wide range of crops. Our mission is constant. We strive daily to combine deep scientific knowledge with applied industry know-how to extend shelf life of the best-tasting produce, reduce food loss and waste and conserve our planet’s resources.

In 2019, we completed a detailed sustainability study about the influence of SmartFresh™ on the apple industry. Growers and packers worldwide depend on the SmartFresh Quality System to help them maintain the freshness of their produce. But SmartFresh’s impact doesn’t stop there. It also has a direct impact on decreasing food loss and waste and preserving the earth’s resources.
From 2002 to 2018, we estimate that 259,500 metric tons of apple waste were diverted in the U.S., France and Italy alone. This reduced apple spoilage equates to more than 2.5 million metric tons of water. Improving the apple supply chain in those three countries during the same period took more than 10 million metric tons of carbon dioxide out of the air. This is equivalent to taking approximately two million cars off the road for one year or eliminating one billion smartphone charges. In other countries, we estimate that SmartFresh reduced CO2 emissions by approximately 342,000 metric tons during that same period. According to the EPA, CO2 is the largest source of greenhouse gas emissions in the United States.
We also estimate that our full range of products and services reduces food loss and waste by 10,000 metric tons per day. This includes:
•	Control-TEC™ ECO equipment that reduces water usage and costs through advanced waste-water management. Additional equipment provides accurate and reliable applications for various treatment solutions.
•
An extensive range of fungicides, coatings, detergents and disinfectants that provide efficacious flexibility for packing houses. Our coating products offer unique properties for the best protective barrier for fruits. This includes the VitaFresh™ Botanicals range of plant-based edible coatings that extend produce shelf life, reduce food loss and waste and help deliver superior eating experiences to consumers.

•
FreshCloud™ services integrate our deep agricultural expertise with digital technologies and data to provide the most complete and comprehensive end-to-end quality service platform in the produce industry. These services, such as FreshCloud Quality Inspection, equip our customers with intelligent visibility, allowing them to be at the forefront of fresh produce quality decision-making to reduce food loss and waste and help enhance consumer satisfaction.

•	Harvista™ technology to reduce food loss in the field and enhance harvest quality for numerous crops.
•	SmartFresh, which extends the freshness window of fresh produce, and continues to expand to new crops, such as stone fruit, melons and avocados.
In 2015, the United Nations General Assembly adopted the 2030 Agenda for Sustainable Development with 17 key goals. Target 12.3 calls for “cutting in half per capita global food waste at the retail and consumer level and reducing food losses along production and supply chains (including post-harvest losses) by 2030.” The World Resources Institute, a global research organization that spans more than 60 countries, launched “Friends of Champions 12.3” to accelerate progress toward meeting this goal. As a strong proponent of reducing food loss and waste, AgroFresh takes pride in contributing to these efforts and being part of the “Friends of Champions 12.3” network.
AgroFresh is also dedicated to operating sustainably. Although we have a minimal physical footprint consistent with our high-customer-touch, asset-light business model, we have a track record of reducing CO2 emissions. From 2015 through 2020, our Valencia, Spain European headquarters facility has reduced CO2 emissions by 78,000 pounds via an agricultural packaging recycling initiative certified by Sigfito Agroenvases. This is equivalent to eliminating 4.3 million smartphone charges.
Communicating with the Board
Our stockholders may send written communications directly to the Board of Directors or to specified individual directors, including the Chair of the Board or any non-management directors, by sending such communications to our corporate headquarters. Such communications will be reviewed by our legal counsel and, depending on the content, will be:
•	forwarded to the addressee or distributed to the addressee at the next scheduled Board meeting;
•	if they relate to financial or accounting matters, forwarded to the Audit Committee or distributed at the next scheduled Audit Committee meeting;

•	if they relate to executive officer compensation matters, forwarded to the Compensation and Talent Committee or distributed at the next scheduled Compensation and Talent Committee meeting;
•
if they relate to the recommendation of the nomination of an individual to our Board of Directors, forwarded to the Corporate Governance and Nominating Committee or distributed at the next scheduled Corporate Governance and Nominating Committee meeting; or

•
if they relate to our operations, forwarded to the appropriate officers of our Company, and the response or other handling of such communications reported to the Board of Directors at the next scheduled Board meeting.

AUDIT COMMITTEE REPORT
The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of the Company’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting processes, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal control procedures.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements as of and for the period ended December 31, 2020 with management and with Deloitte & Touche LLP, and discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and Rule 2-07, Communication with Audit Committees, of Regulation S-X. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirement of PCAOB regarding Deloitte & Touche LLP’s communication with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP that firm’s independence from the Company and its management. The Committee considered whether the provision of non-audit services by Deloitte & Touche LLP to the Company is compatible with maintaining the independence of Deloitte & Touche LLP, and concluded that the independence of Deloitte & Touche LLP was not compromised by the provision of such services. Additionally, the Audit Committee pre-approved all audit and non-audit services provided to the Company by Deloitte & Touche LLP.
Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Respectfully submitted by the Audit Committee,

Robert J. Campbell
Denise L. Devine
Kay Kuenker
Macauley Whiting, Jr.

AUDIT FEES AND SERVICES
The aggregate fees billed to our Company by Deloitte & Touche LLP for the fiscal years ended December 31, 2019 and December 31, 2020 are as follows:
	2019	2020
Audit Fees(1)	$1,169,652	$1,100,850
Audit-Related Fees(2)	$50,000	$98,470
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$1,219,652	$1,199,320
(1)
Audit Fees consist of fees incurred for the audits of our annual consolidated financial statements, for the review of our unaudited interim consolidated financial statements included in our quarterly reports on Form 10-Q for the first three quarters of each fiscal year, fees incurred related to other SEC filings, and fees incurred related to foreign statutory audits.

(2)	Audit-Related Fees consist of fees incurred for accounting consultations, due diligence in connection with planned acquisitions and research services.
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The committee may delegate the authority to pre-approve the retention of the independent registered public accounting firm for permitted non-audit services to one or more members of the committee, provided that such persons are required to present the pre-approval of any permitted non-audit service to the committee at the next meeting following any such pre-approval. None of the fees paid to the independent registered public accounting firm under the categories Audit-Related, Tax and All Other Fees described above were approved by the committee after services were rendered pursuant to the de minimis exception established by the SEC.

EXECUTIVE AND DIRECTOR COMPENSATION
Executive Summary
Our Performance in Fiscal 2020
Executive compensation in 2020, as in prior years, was largely tied to the overall financial performance of the Company. During 2020, the Company continued to execute on its business strategies of (i) leveraging its global footprint and service offerings to stabilize pricing and gross margins for its SmartFresh franchise, (ii) growing organically through the introduction of new products and services, and (iii) diversifying into new crops and geographic markets. In the face of challenges including a smaller North American apple crop, which decreased approximately 11% creating lower storage volumes, COVID-19 related impacts that also caused delays in new diversification project rollouts, changes in customer short-term purchasing decisions, and currency fluctuations, the Company achieved the following key accomplishments in 2020:
•	Net sales of approximately $157.6 million and Adjusted EBITDA[1] of approximately $60.1 million;
•
Continued leverage of the Company’s global reach to diversify sales of products such as Harvista and SmartFresh into new crops and geographies and to introduce and expand sales of new products and services;

•	Planning for the future introduction of novel technologies that the Company believes will support its long-term diversification efforts;
•	A comprehensive refinancing of its outstanding indebtedness; and
•	Continued cost optimization efforts that translated into a 9.4% reduction in selling, general and administrative expense for 2020.
Linkage of 2020 Performance to 2020 Compensation Outcomes
For 2020, AgroFresh bonus payouts for its named executive officers (as defined below) were 57.1% of target based on our financial performance for the year and non-financial considerations. The Compensation and Talent Committee felt that payouts were commensurate with achievements of the Company and the performance goals set at the beginning of the year, taking into account factors such as the COVID-19 global pandemic. Total shareholder return-based awards that had a performance period ending in 2020 were not earned, in light of the company’s low total shareholder return during the 3-year period ending in 2020 relative to its peer group.
Executive Compensation Objectives
AgroFresh is committed to providing a fair and market competitive executive compensation program that will attract, retain and reward high-performing employees. Our compensation package is tied to the contributions of the individual, the achievement of organizational goals, and the attainment of long-term financial results. Below are the objectives of our program:
•	Attract, retain, and motivate superior executive talent;
•	Provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of shareholder value, as well as facilitate executive retention;
•	Reinforce AgroFresh’s mission of recruiting and retaining a highly motivated workforce to support the overall growth and performance of the Company; and
•	Utilize transparent communication to provide employees with information necessary to make informed choices and to better understand the total rewards package.
[1]
Adjusted EBITDA is a non-GAAP financial measure. Please see the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Measures” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for more information, including a reconciliation of this Non-GAAP financial measure to GAAP results.

Good Governance Practices
The Compensation and Talent Committee continuously evaluates policies and practices to ensure that they are consistent with good governance principles. Below are highlights of our governance practices:
What We Do		What We Don’t Do
✓	Provide the majority of compensation in performance-based pay	✘	Excise tax gross-ups on a change in control

✓	Maintain stock ownership guidelines for directors and executives	✘	Liberal change in control definition, or excessive severance in a change in control or termination

✓	Cap incentive plan at 2x target for bonus and 1.5x for LTI, with no payouts below threshold	✘	Excessive perquisites

✓	Maintain a clawback policy	✘	Hedging transactions or pledging securities

✓	Have change in control employment agreements with double-trigger severance provisions	✘	Liberal share counting

✓	Adhere to an insider trading policy	✘	Discounted stock options or SAR

✓	Use an independent compensation consultant engaged by and reporting directly to the Compensation and Talent Committee	✘	Stock option repricing, reloads, or cash buyouts

✓	Reflect multi-dimensional performance using earnings, sales, non-financial and market performance with a mix of relative and absolute goals	✘	Automatic vesting of equity upon a change in control
Executive Officer Compensation
The following provides, under the scaled reporting rules applicable to smaller reporting companies, an overview of our compensation policies and programs and identifies the elements of compensation for 2020 with respect to our “named executive officers,” which term is defined by Item 402 of the SEC’s Regulation S-K to include (i) all individuals serving as our principal executive officer at any time during 2020, (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at December 31, 2020 and whose total compensation (excluding nonqualified deferred compensation earnings) exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) but for the fact that the individual was not serving as an executive officer of the Company at December 31, 2020. Our named executive officers for 2020 were Jordi Ferre, who served as our Chief Executive Officer until April 12, 2022, Graham Miao, our Executive Vice President and Chief Financial Officer, and Thomas Ermi, our Executive Vice President and General Counsel.

Summary Compensation Table
The following table sets forth the total compensation earned by each of our named executive officers in 2020 and 2019.
Name and Principal Positions	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation(3)	Total
Jordi Ferre Chief Executive Officer	2020	$611,550	—	$1,192,938	—	$336,890	$25,572	$2,166,950
	2019	$573,469	—	$859,259	$237,704	$478,333	$15,400	$2,164,164
Graham Miao Exec. V.P. and Chief Financial Officer	2020	$494,433	—	$723,958	—	$209,901	$18,855	$1,447,147
	2019	$460,696	—	$517,760	$143,190	$295,866	$15,400	$1,433,632
Thomas Ermi Executive Vice President and General Counsel	2020	$378,598	—	$258,064	—	$114,520	$15,530	$766,712
	2019	$348,597	—	$158,240	$43,774	$161,426	$17,236	$729,273
(1)	Salaries include one extra pay period in 2020 compared to typical years due to timing of the New Year’s Day holiday.
(2)
Amounts shown do not reflect compensation actually received by the named executive officers. Instead, the amounts shown in these columns represent the full grant date fair value of the restricted stock, performance-based restricted stock or option awards, as applicable, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts reflect the accounting expense that we will recognize over the vesting term for the award and does not correspond to the actual value that will be realized by the executive, if any. For a discussion of valuation assumptions and methodologies, see Note 17 of our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2020. Amounts shown for stock awards includes the full grant date fair value of performance-based restricted stock awards made in 2020 assuming the target level of performance conditions are achieved, equal to $605,372, $367,382 and $130,958 for Messrs. Ferre, Miao and Ermi, respectively. Assuming the highest level of performance conditions are achieved, the grant date fair values for performance-based restricted stock awards made in 2020 would be $1,135,072, $688,841 and $245,546 for Messrs. Ferre, Miao and Ermi, respectively.

(3)
Amounts reported for 2020 represent the Company’s contributions to the named executive officers’ accounts in our 401(k) plan ($13,708 for Mr. Ferre, $17,100 for Mr. Miao and $13,771 for Mr. Ermi) and financial planning assistance ($11,864 for Mr. Ferre, $1,755 for Mr. Miao and $1,559 for Mr. Ermi). Amounts reported for 2019 represent: for Mr. Ferre, the Company’s contributions to his account in our 401(k) plan; for Mr. Miao, the Company’s contributions to his account in our 401(k) plan; and for Mr. Ermi, the Company’s contributions to his account in our 401(k) plan ($15,400) and financial planning assistance ($1,835).

Compensation Mix
Our compensation program is heavily weighted towards performance-based and shareholder aligned compensation, reflecting our philosophy of increasing our long-term value and supporting strategic initiatives. The charts below show the total target compensation mix of our CEO and our other named executive officers (“NEOs”). These charts illustrate that a majority of NEOs’ total target compensation is at risk, reflecting all elements except base salary (75% for our CEO and an average of 62% for our other NEOs).

Narrative Disclosure to Summary Compensation Table
Our Compensation and Talent Committee determines, or recommends to the full Board of Directors for determination, the salaries and other compensation of our executive officers (including the NEOs listed in the Summary Compensation Table above) and makes grants under, and administers, the 2015 Plan. The employment agreements and offer letters we have entered into with our NEOs, discussed below, set forth minimum levels of annual base salary and annual incentive compensation. During the year ended December 31, 2020, the Compensation and Talent Committee engaged the firm of Meridian Compensation Partners, LLC (“Meridian”) to serve as compensation consultant to review our executive compensation program design and assess our executives’ compensation relative to a “peer group” of comparable companies. For purposes of our 2020 compensation decisions, our Compensation and Talent Committee used the peer group listed below, which was approved following a review that included input from Meridian, to assist with the determination of compensation for our executive officers. AgroFresh selected the peer group based on a focus on specialty chemicals (and related industries) companies with similar size (revenues < $1B) and/or business focus as AgroFresh.
Company	2019 Revenue ($M)	GICS Sub-Industry
Innophos Holdings, Inc.	$776	Specialty Chemicals
OMNOVA Solutions Inc.	$758	Specialty Chemicals
Cambrex Corporation	$574	Life Sciences Tools and Services
Hawkins, Inc.	$554	Commodity Chemicals
American Vanguard Corporation	$456	Fertilizers and Agricultural Chemicals
CVR Partners, LP	$408	Fertilizers and Agricultural Chemicals
LSB Industries, Inc.	$390	Diversified Chemicals
Oil-Dri Corporation of America	$273	Household Products
Chase Corporation	$289	Specialty Chemicals
Trecora Resources	$283	Commodity Chemicals
FutureFuel Corp.	$266	Specialty Chemicals
Intrepid Potash, Inc.	$168	Fertilizers and Agricultural Chemicals
Limoneira Company	$150	Agricultural Products
Amyris, Inc.	$80	Specialty Chemicals
Alico, Inc.	$122	Agricultural Products
Total compensation for our NEOs primarily consist of the following elements:
Element	2020 Design / Context		Objectives
Base Salary
	•	Base pay changes ranged from 2% to 3% for NEOs for 2020	•	Manage fixed costs
			•	Attract a strong, experienced talent pool
			•	Provide a necessary element of financial stability to executives’ total compensation packages
			•	Recognize individual performance, market value of the position and the incumbent’s tenure, experience, responsibilities and overall contribution
			•	Targeted at competitive levels (range of +/− 10% around the 50th percentile) of market

Element	2020 Design / Context		Objectives
Bonus	•	Adjusted EBITDA: 60%	•	Focus executives on key annual business objectives
	•	Diversification Sales Growth: 25%
	•	Non-Financial: 15% based EH&S, value realization from M&A / strategic partnerships, and working capital	•	Recognize individual contribution to annual results
			•	Attract, retain, motivate and reward key talent
			•	Introduce a reliable, transparent approach for all Plan participants
			•	Align the financial interests of senior management with AgroFresh’s shareholders
•
Offer a competitive range of +/- 15% around the 50th percentile of our peer group for short-term incentive opportunity such that target total cash compensation is highly competitive when supported by strong performance

LTI	•	50% performance-based equity (3-year performance period based on three-year net leverage improvement with relative total shareholder return applied as a modifier)	•	Reflect shareholder value creation over a sustained period
			•	Align the financial interests of executives with shareholders
			•	Recognize current performance through the LTI target awards, and the expectation of future contributions through the growth of those awards’ value
	•	50% restricted stock (3-year pro-rata vesting)

			•	Provide meaningful awards to support and encourage share ownership
			•	Retain key employees
			•	LTI guidelines will be articulated at range of +/ 25% around 50th percentile of market; higher/lower individual awards may be based on performance, potential, retention needs and dilution constraints
In 2020, we paid base salaries of $590,000 to Mr. Ferre, $477,000 to Mr. Miao and $365,000 to Mr. Ermi.
Each year, each of our NEOs has a target cash incentive payout amount, expressed as a percentage of that executive officer’s base salary, based on the achievement of goals established each year by the Compensation and Talent Committee. For 2020, the target amounts for these cash incentives were 100% for Mr. Ferre, 70% for Mr. Miao and 50% for Mr. Ermi, in each case based on the achievement of performance metrics as described in the table above.
Each year, we grant equity awards to our NEOs under our 2015 Plan. In 2020, the target award values of these awards were allocated among the following components: 50% of the target value delivered as performance-based equity awards, assuming target level achievement of applicable performance goals, and 50% of the target value delivered as restricted stock awards. The restricted stock awards vest in equal installments on each of the first three anniversaries of the grant date, and the performance-based equity awards cliff vest at the end of the three-year performance period, in an amount equal to a percentage of the target number of shares determined in reference to the extent to which the Company has achieved specified performance goals. The performance criteria for the performance-based equity awards granted in 2020 is based on three-year net leverage improvement with relative total shareholder return of the Common Stock, as compared to the Russell Microcap Index Materials subset, applied as a modifier, over a three full calendar year performance period, starting with the calendar year in which the grant was made.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information regarding unexercised options and unvested restricted stock awards for each of our NEOs that were outstanding as of December 31, 2020.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Expiration Date	Number of shares that have not vested	Market value of shares, units or other rights that have not vested(1)	Equity incentive plan awards: Number of unearned shares that have not vested(2)	Equity incentive plan awards: Market or payout value of unearned shares that have not vested(1)
Jordi Ferre	93,110	—(3)	$5.37	10/3/2026	—	—	—	—
	76,650	—(4)	$4.37	3/31/2027	—	—	—	—
	36,267	18,133(5)	$7.35	3/29/2028	13,600(6)	$30,872	68,050	$154,474
	46,067	92,133(8)	$3.34	3/28/2029	69,100(8)	$156,857	172,750	$392,143
	—	—	—	—	356,101(9)	$808,349	356,101	$808,349
Graham Miao	39,623	19,812(10)	$6.73	8/30/2028	19,812(11)	$44,973	—	—
	27,750	55,500(12)	$3.34	3/28/2029	41,733(13)	$94,507	104,100	$236,307
	—	—	—	—	216,107(14)	$490,563	216,107	$490,563
Thomas Ermi	82,500	—(15)	$12.00	8/13/2025	—	—	—	—
	13,150	—(16)	$4.37	3/31/2027	—	—	—	—
	5,933	2,967(17)	$7.35	3/29/2028	2,233(18)	$5,069	11,150	$25,311
	8,483	16,967(19)	$3.34	3/28/2029	5,000(20)	$11,350	—	—
	—	—	—	—	12,733 (21)	$28,904	31,800	$72,186
	—	—	—	—	77,034(22)	$174,867	77,034	$174,867
(1)	The market value of these stock awards is based on the closing price of our Common Stock on the NASDAQ Global Select Market on December 31, 2020, which was $2.27.
(2)
The NEOs received grants of performance share awards under the 2015 Plan in March of each of 2017, 2018 and 2019 and in April of 2020. The number of performance shares set forth in this column represents the projected number of performance shares, as of December 31, 2019, that each NEO could earn at the end of the three-year performance periods ending December 31, 2019 (for the 2017 grant), December 31, 2020 (for the 2018 grant), December 31, 2021 (for the 2019 grant) and December 31, 2022 (for the 2020 grant) based on actual performance during the elapsed portion of the applicable award period. The number of performance shares actually earned by the NEOs will be determined based on our performance over the entire three-year award period for each of the grants, and such amount may differ significantly from the amounts shown in this column.

(3)	This option vested as to one-third of the shares subject thereto on each of the first three anniversaries of the date of grant (October 3, 2016).
(4)	This option vests as to one-third of the shares subject thereto on each of the first three anniversaries of the date of grant (March 31, 2017).
(5)	This option vests as to one-third of the shares subject thereto on each of the first three anniversaries of the date of grant (March 29, 2018).
(6)	This award vests as to one-third of the 40,800 shares initially subject thereto on each of the first three anniversaries of the date of grant (March 29, 2018).
(7)	This option vests as to one-third of the shares subject thereto on each of the first three anniversaries of the date of grant (March 29, 2019).
(8)	This award vests as to one-third of the 103,650 shares initially subject thereto on each of the first three anniversaries of the date of grant (March 29, 2019).
(9)	This award vests as to one-third of the 356,101 shares initially subject thereto on each of the first three anniversaries of the date of grant (April 14, 2020).
(10)	This option vests as to one-third of the shares subject thereto on each of the first three anniversaries of the date of grant (August 30, 2018).
(11)	This award vests as to one-third of the 59,435 shares initially subject thereto on each of the first three anniversaries of the date of grant (August 30, 2018).
(12)	This option vests as to one-third of the shares subject thereto on each of the first three anniversaries of the date of grant (March 29, 2019).
(13)	This award vests as to one-third of the 62,450 shares initially subject thereto on each of the first three anniversaries of the date of grant (March 29, 2019).
(14)	This award vests as to one-third of the 216,107 shares initially subject thereto on each of the first three anniversaries of the date of grant (April 14, 2020).
(15)	This option vested as to one–third of the shares subject thereto on each of the first three anniversaries of the date of grant (August 13, 2015).
(16)	This option vests as to one-third of the shares subject thereto on each of the first three anniversaries of the date of grant (March 31, 2017).

(17)	This option vests as to one-third of the shares subject thereto on each of the first three anniversaries of the date of grant (March 29, 2018).
(18)	This award vests as to one-third of the 6,700 shares initially subject thereto on each of the first three anniversaries of the date of grant (March 29, 2018).
(19)	This option vests as to one-third of the shares subject thereto on each of the first three anniversaries of the date of grant (March 29, 2019).
(20)	This award vests as to one-third of the 15,000 shares initially subject thereto on each of the first three anniversaries of the date of grant (April 23, 2018).
(21)	This award vests as to one-third of the 19,100 shares initially subject thereto on each of the first three anniversaries of the date of grant (March 29, 2019).
(22)	This award vests as to one-third of the 77,034 shares initially subject thereto on each of the first three anniversaries of the date of grant (April 14, 2020).
Executive Stock Ownership Guidelines
A key element of our compensation philosophy is to align the interests of our executive officers with those of our stockholders by providing appropriate long-term incentives. To further this objective, since November 2017 we have maintained stock ownership guidelines applicable to each of our executive officers. Each executive is expected to own, by a date no later than five years after the person is appointed to his or her position as an executive officer, shares of our Common Stock with a value that on that date is equal to the following multiple of his or her annual base salary:
Position	Base Salary Multiple Requirement
Chief Executive Officer	5x
Chief Financial Officer	3x
All other executive officers	2x
Until the required stock ownership level is achieved, each officer is required to retain at least 50% of the net after-tax performance equity award shares that are earned, and 50% of the net after-tax restricted shares that vest.
Clawback Policy
The Board has adopted a formal policy to recover certain incentive-based income from our executive officers if we are required to materially restate our financial statements as a result of fraud, misconduct or gross negligence, not necessarily due to actions of the particular executive officer. In the event of a restatement, the Company will seek to recover, at the direction of the Board after it has reviewed the facts and circumstances that led to the requirement for the restatement and costs and benefits of seeking recovery, the amount of incentive-based income received by an officer during the three-year period immediately preceding the date on which the Company is required to prepare the restatement. The Board will determine in its discretion the amount, if any, the Company will seek to recover from such covered officer. The Company may offset the recovery amount against current or future incentive-based income. In addition, the Board may, to the extent permitted by law, take other remedial and recovery action, as determined by the Board. The recovery of incentive-based income under this policy is in addition to any other right or remedy available to the Company.
The 2015 Plan includes a clawback provision, pursuant to which we have the right to cause the cancellation or require reimbursement of any award under the 2015 Plan, or otherwise recoup equity or other compensation provided under the 2015 Plan, in accordance with Company policies in existence from time to time (including the policy described above) and/or applicable law. Such clawback provision is applicable if the Company is required to restate its financial statements or results as a result of noncompliance by the Company with any federal securities laws.
Employment and Severance Agreements
We have entered into employment agreements or offer letters, as well as change in control executive severance agreements, with each of our executive officers, summarized below. We also entered into an employment agreement and a separation agreement and release with Jordi Ferre, who served as our Chief Executive Officer until April 12, 2021, summarized below.
Clinton Lewis Employment Agreement
In connection with his appointment as Chief Executive Officer, Clinton A. Lewis, Jr. and the Company entered into an employment agreement, dated as of April 12, 2021 (the “Lewis Employment Agreement”). Pursuant to the Lewis Employment Agreement, Mr. Lewis will serve as Chief Executive Officer of the Company, reporting to the

Board, for an initial term of three years commencing on April 12, 2021, with automatic successive one-year renewal terms thereafter unless either party gives notice of non-renewal 30 days prior to the end of the then-current term. Mr. Lewis also serves on the Board pursuant to the Employment Agreement.
Mr. Lewis is entitled to receive an initial base salary of $600,000 per year, subject to annual reviews and potential increases, in the discretion of the Compensation and Talent Committee. Mr. Lewis will also be entitled to an annual bonus for each full fiscal year during his employment term, with a target bonus amount equal to 100% of his annual base salary, subject to the achievement of performance objectives to be established by the Compensation and Talent Committee each year. For calendar year 2021, Mr. Lewis’s annual bonus will not be pro-rated based on the portion of the year that Mr. Lewis is employed by the Company.
Pursuant to the Lewis Employment Agreement, Mr. Lewis received initial grants of equity awards under the 2015 Plan consisting of (i) 362,319 restricted stock units and (ii) nonqualified stock options to purchase 545,254 shares of the Company’s common stock, in each case subject to vesting in three equal annual installments. In addition, commencing in 2021 and in each successive year of Mr. Lewis’ employment, he is entitled to receive equity awards having a total target value of $1,500,000 on the date of grant, which for 2021 will be comprised 50% in time-vested restricted stock units and 50% in performance-based restricted stock units.
If Mr. Lewis’ employment under the Lewis Employment Agreement is terminated by the Company without “Cause” or by Mr. Lewis for “Good Reason” (as such terms are defined in the Lewis Employment Agreement), or if the Company elects not to extend the term of employment under the Lewis Employment Agreement beyond the then-current term, the Company will be obligated to pay to Mr. Lewis (i) all accrued but unpaid salary and benefits, (ii) an amount equal to 1.5 times his base salary then in effect, payable in equal installments over a 12-month period, (iii) a portion of any annual bonus payable to him on account of the calendar year in which his employment is terminated, if and when earned, pro-rated for the period of the year during which Mr. Lewis was employed by the Company, and (iv) the cost of his and his dependents’ coverage under COBRA for an 18-month period. The Company’s obligation to pay any of the foregoing severance obligations (other than salary and benefits accrued through the date of termination of employment) would be subject to Mr. Lewis’ execution of a release of all claims against the Company, and such release having become irrevocable.
The Lewis Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Lewis Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Lewis Employment Agreement and for 12 months thereafter.
Graham Miao Offer Letter
In connection with his appointment as our Executive Vice President and Chief Financial Officer, Graham Miao entered into an offer letter, dated as of August 20, 2018 (the “Miao Offer Letter”), with the Company. Pursuant to the Miao Offer Letter, Mr. Miao is entitled to receive an initial base salary of $450,000 per year, subject to annual reviews and potential increases, in the discretion of the Compensation and Talent Committee. Mr. Miao received a signing bonus of $90,000, subject to repayment in part under certain circumstances. Mr. Miao is also entitled to an annual bonus for each full fiscal year during his employment term, with a target bonus amount equal to 70% of his annual base salary, subject to the achievement of performance objectives to be established by the Compensation and Talent Committee each year. For 2018, Mr. Miao’s annual bonus was pro-rated based on the portion of the year that Mr. Miao was employed by the Company.
Pursuant to the Miao Offer Letter, in connection with the commencement of his employment, Mr. Miao received grants of equity awards under the 2015 Plan consisting of (i) 59,435 shares of restricted stock and (ii) nonqualified stock options to purchase 59,435 shares of the Company’s common stock, in each case subject to vesting in three equal annual installments following the commencement of employment. In addition, commencing in 2019 and in each successive year of Mr. Miao’s employment, he is entitled to receive equity awards at the level of 125% of his annual base salary, calculated in the manner described in the Miao Offer Letter.
If Mr. Miao’s employment under the Miao Offer Letter is terminated by the Company without “Cause” or by Mr. Miao for “Good Reason” (as such terms are defined in the Miao Offer Letter), the Company will be obligated to pay to Mr. Miao (i) all accrued but unpaid salary and benefits, (ii) an amount equal to 1.5 times his base salary then in effect, payable in equal installments over a 12-month period, and (iii) if Mr. Miao elects continued “COBRA” health care coverage for himself or his eligible dependents, an amount equal to the difference between the premium paid for such COBRA coverage and the premium charged by the Company to an active employee for comparable coverage, payable over an 18-month period (or such shorter period as Mr. Miao elects to receive COBRA coverage). The Company’s obligation to pay any of the foregoing severance obligations (other than salary and benefits accrued through the date of termination of employment) would be subject to (i) Mr. Miao’s execution of a release of all claims against the Company, and such release having become irrevocable, and (ii) Mr. Miao’s compliance with his continuing obligations (including regarding confidentiality, non-competition and non-solicitation) under the Company’s standard employment agreement for U.S. employees. Those confidentiality obligations apply both during and after the term of Mr. Miao’s employment, and those non-competition and non-solicitation provisions apply during the term of Mr. Miao’s employment and for 18 months thereafter.
Thomas Ermi Employment Agreement
On August 30, 2019, the Company entered into an amended and restated employment agreement with Mr. Ermi (the “Ermi Employment Agreement”). Pursuant to the Ermi Employment Agreement, Mr. Ermi serves as Executive Vice President and General Counsel of the Company, reporting to the Chief Executive Officer, for an initial term of three years commencing on August 30, 2019, with automatic successive one-year renewal terms thereafter unless either party gives notice of non-renewal 30 days prior to the end of the then-current term.
Mr. Ermi is entitled to receive a base salary of not less than $354,000 per year, subject to annual reviews and potential increases, in the Compensation and Talent Committee’s discretion. Mr. Ermi is also entitled to an annual bonus for each full fiscal year during his employment term, with a target bonus amount equal to 50% of his annual base salary, subject to the achievement of performance objectives to be established by the Compensation and Talent Committee each year. Mr. Ermi is also eligible to receive equity awards under the 2015 Plan pursuant to the terms of the Ermi Employment Agreement.
If Mr. Ermi’s employment under the Ermi Employment Agreement is terminated by the Company without “Cause” or by Mr. Ermi for “Good Reason” (as such terms are defined in the Ermi Employment Agreement), or if the Company elects not to extend the term of employment under the Ermi Employment Agreement beyond the then-current term, the Company will be obligated to pay to Mr. Ermi (i) all accrued but unpaid salary and benefits, (ii) an amount equal to 1.5 times his base salary then in effect, payable in equal installments over a 12-month period, (iii) a portion of any annual bonus payable to him for the remainder of the calendar year in which his employment is terminated, if and when earned, pro-rated for the period of the year during which Mr. Ermi was employed by the Company, and (iv) if Mr. Ermi elects continued “COBRA” health care coverage for himself or his eligible dependents, an amount equal to the difference between the premium paid for such COBRA coverage and the premium charged by the Company to an active employee for comparable coverage, payable over a 12-month period (or such shorter period as Mr. Ermi elects to receive COBRA coverage). The Company’s obligation to pay any of the foregoing severance obligations (other than salary and benefits accrued through the date of termination of employment) would be subject to Mr. Ermi’s execution of a release of all claims against the Company, and such release having become irrevocable.
The Ermi Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Ermi Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Ermi Employment Agreement and for one year thereafter.
Jordi Ferre Employment Agreement
In connection with his appointment as our Chief Executive Officer, Jordi Ferre entered into an employment agreement, dated as of July 14, 2016 (the “Ferre Employment Agreement”), with the Company. Pursuant to the Ferre Employment Agreement, Mr. Ferre served as Chief Executive Officer of the Company, reporting to the Board, for an initial term of three years commencing on October 3, 2016, with automatic successive one-year renewal terms thereafter unless either party gives notice of non-renewal 30 days prior to the end of the then-current term.
Mr. Ferre was entitled to receive an initial base salary of $500,000 per year, subject to annual reviews and potential increases, in the discretion of the Compensation and Talent Committee. Mr. Ferre received a one-time bonus of $150,000 in connection with the commencement of his employment, as well as reimbursement for up to $50,000 in the aggregate of relocation, temporary living and personal travel expenses. Mr. Ferre was also entitled to an annual bonus for each full fiscal year during his employment term, with a target bonus amount equal to 100% of his annual base salary, subject to the achievement of performance objectives established by the Compensation and Talent Committee each year.

Pursuant to the Ferre Employment Agreement, in connection with the commencement of his employment Mr. Ferre received grants of equity awards under the 2015 Plan consisting of (i) 93,110 shares of restricted stock and (ii) nonqualified stock options to purchase 93,110 shares of the Company’s common stock, in each case subject to vesting in three equal annual installments. In addition, commencing in 2017 and in each successive year of Mr. Ferre’s employment, he was entitled to receive equity awards having a total target value of $1,000,000 on the date of grant.
If Mr. Ferre’s employment under the Ferre Employment Agreement was terminated by the Company without “Cause” or by Mr. Ferre for “Good Reason” (as such terms are defined in the Ferre Employment Agreement), or if the Company elected not to extend the term of employment under the Ferre Employment Agreement beyond the then-current term, the Company would be obligated to pay to Mr. Ferre (i) all accrued but unpaid salary and benefits, (ii) an amount equal to 1.5 times his base salary then in effect, payable in equal installments over a 12-month period, and (iii) the cost of his and his dependents’ coverage under COBRA for an 18-month period. The Company’s obligation to pay any of the foregoing severance obligations (other than salary and benefits accrued through the date of termination of employment) would be subject to Mr. Ferre’s execution of a release of all claims against the Company, and such release having become irrevocable.
The Ferre Employment Agreement contained customary confidentiality provisions, applicable both during and after the term of the Ferre Employment Agreement, and customary non-competition and non-solicitation provisions, appliable during the term of the Ferre Employment Agreement and for 18 months thereafter.
On April 30, 2021, the Company and Mr. Ferre entered into a separation agreement and release (the “Separation Agreement”), setting forth the terms of Mr. Ferre’s departure from the Company, effective as of May 7, 2021 (the “Termination Date”). Pursuant to the terms of the Separation Agreement, following a revocation period provided for in the Separation Agreement, Mr. Ferre became entitled to receive, among other things, (i) a severance payment in an amount equal to 1.5 times his base salary of $590,000 at the time of the termination of his employment, payable in equal installments over a 12-month period, (ii) a pro rata portion of Mr. Ferre’s annual bonus for 2021, if the Company’s applicable performance goals for 2021 are met, payable as and when the annual bonus would have been payable to Mr. Ferre if his employment had not been terminated, and (iii) the cost of Mr. Ferre’s and his dependents’ coverage under COBRA for an 18-month period. The Separation Agreement also provides that the final tranche of unvested shares, consisting of a total of 34,550 shares of the Company’s common stock, under Mr. Ferre’s restricted stock award agreement dated March 29, 2019, were fully vested as of the Termination Date. The Separation Agreement contains customary confidentiality provisions and a release of claims, as well as an acknowledgment of Mr. Ferre’s existing non-competition and non-solicitation obligations, pursuant to the Ferre Employment Agreement (as modified by the Separation Agreement). Pursuant to the Separation Agreement, Mr. Ferre also resigned as a member of the Board of Directors of the Company, effective as of April 30, 2021.
Change in Control Severance Agreements
On August 30, 2019, the Company entered into change in control executive severance agreements with each of Mr. Ferre, Mr. Miao and Mr. Ermi, and on April 12, 2021, the Company entered into a change in control executive severance agreement with Mr. Lewis (collectively, the “Change in Control Agreements”). Each Change in Control Agreement provides that in the event the applicable executive’s employment is terminated other than for “cause” or if the executive resigns for “good reason” (each as defined in the applicable Change in Control Agreement) during the period commencing 60 days prior to and ending 24 months following a change in control of the Company, the executive will be entitled to certain severance benefits, consisting of the following (in addition to any accrued salary and benefits through the date of termination): (i) an amount equal to (a) two and a half times with respect to Messrs. Lewis and Ferre and (b) two times with respect to Messrs. Miao and Ermi the sum of (l) the executive’s annual base salary then in effect and (2) the target bonus amount payable to the executive under the Company’s annual performance bonus program for the fiscal year of the Company in which the date of termination occurs (the “Annual Bonus Target”); (ii) a portion of the Annual Bonus Target for the calendar year in which the executive’s employment is terminated, pro-rated for the period of the year during which the executive was employed by the Company; and (iii) Company-paid continuation healthcare coverage for 18 months after the termination date. The term of each Change in Control Agreement is for a period of three years and will be automatically renewed for additional one-year periods unless either party gives notice of non-renewal 60 days prior to the end of the then-current term.

2020 Compensation Decisions and Beyond
Given the challenging circumstances that the Company faced in 2019 and a continued environment of uncertainty in 2020, the Compensation and Talent Committee approved only modest increases to compensation in 2020. Base salaries were increased by approximately 2%, 3% and 3% for the Chief Executive Officer, Chief Financial Officer and General Counsel roles, respectively.
Director Compensation and Ownership Guidelines
Beginning in 2016, the Board, based on the recommendation of the Compensation and Talent Committee, approved a compensation plan for independent directors (the “Director Compensation Plan”), which sets forth the terms upon which non-employee directors (other than Mr. Kraef, who is not entitled to receive any compensation) were compensated for their service on the Board. Under the terms of the Director Compensation Plan, each participating non-employee director receives an annual cash retainer of $60,000 (or, in the Case of the Chair of the Board, $100,000), and the Chairs of the Audit Committee, Compensation and Talent Committee and Governance and Nominating Committee receive an additional cash retainer of $10,000, $7,500 and $5,000, respectively. Each participating non-employee director may elect to receive shares of our common stock in lieu of cash retainers. In addition, each participating non-employee director receives, effective the date of our annual meeting of stockholders, a grant, under the 2015 Plan, of shares of restricted stock having a value on the grant date equal to $75,000 (or, in the case of the Chair of the Board, $100,000), in each case subject to vesting on the first anniversary of the grant date. All such director compensation is pro-rated based on the portion of the year in which the individual served as a director. We also reimburse directors for reasonable travel and other expenses in connection with attending meetings of the Board.
The following table provides compensation information for our non-employee directors who earned compensation for service on our Board in 2020, including certain additional compensation paid to the members of the Special Committee of the Board for their performance of additional responsibilities during the year.
Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Robert J. Campbell	$95,333.33	$75,000	$170,333.33
Alexander Corbacho(3)	$25,808	$32,260(4)	$58,068
Denise L. Devine(7)	$90,958.33	$75,000	$165,958.33
Nance K. Dicciani	$150,666.67	$100,000	$250,666,67
Gregory M. Freiwald(5)(7)	$37,744.44	$75,000	$112,744.44
George Lobisser(6)	$60,000	$75,000	$135,000
Kevin Schwartz(3)	$25,808	$32,260(4)	$58,068
Macauley Whiting, Jr.	$60,000	$75,000	$135,000
(1)
Amounts represent the full grant date fair value of the restricted stock awards, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts reflect the accounting expense that we will recognize over the vesting term for these awards and do not correspond to the actual value that will be realized by the directors, if any. For a discussion of valuation assumptions and methodologies, see Note 17 of our audited financial statements included in this Annual Report.

(2)
As of December 31, 2020, the aggregate number of restricted stock awards held by each director were as follows: Mr. Campbell, Ms. Devine, Mr. Lobisser, and Mr. Whiting, 30,241 shares each; Mr. Schwarz and Mr. Corbacho, no shares each (see footnote (4) below); and Ms. Dicciani, 40,322 shares.

(3)	Each of Mr. Corbacho and Mr. Schwartz was appointed to the Board effective July 27, 2020.
(4)
Pursuant to an assignment agreement between Paine Schwartz Partners Fund V Management, LLC, a wholly owned subsidiary of Paine Schwartz Partners, LLC, and both Mr. Schwartz Mr. Corbacho, effective as of July 27, 2020, each of Mr. Schwartz and Mr. Corbacho has assigned to Paine Schwartz Partners, LLC all of his right, title and interest in and to any compensation, including equity awards, he receives from AgroFresh for his services as a director of AgroFresh.

(5)	Mr. Freiwald decided not to stand for election at the 2020 Annual Meeting of Stockholders, and stepped down as the Chair of the Compensation and Talent Committee effective as of April 2, 2020.
(6)	Mr. Lobisser resigned from the Board in February 2020.
(7)
Ms. Devine was appointed the Chair of the Compensation and Talent Committee effective as of April 2, 2020. Ms. Devine received additional compensation for the full second quarter of 2020 as the Chair and Mr. Freiwald received only the standard director compensation for the same quarter.

Since May 2016 we have maintained stock ownership guidelines applicable to each of our non-employee directors. Each non-employee director is expected to own, by a date no later than five years after the person is elected or appointed to serve on the Board, shares of our Common Stock with a value on that date equal to three times his or her total annual cash retainer for service as a director (and, if a non-employee director’s annual cash retainer increases, he or she has a period of one year from the date of such increase to acquire any additional shares needed to achieve the increased ownership level).
Compensation Committee Interlocks and Insider Participation
Ms. Devine, Ms. Dicciani, Mr. Freiwald and Mr. Whiting served on the Compensation and Talent Committee in 2020. No member of the committee has served as one of our officers or employees at any time, except that Ms. Dicciani served, without compensation, as a member of the Office of the Chair on an interim basis from March 10, 2016 until October 3, 2016. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation and Talent Committee.
Securities Authorized for Issuance under Equity Compensation Plans
The 2015 Plan, is our only equity-based compensation plan. The following table sets forth information as of December 31, 2020, concerning the 2015 Plan, which was approved by stockholders.
Plan Category	No. of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price per Share of Outstanding Options	No. of Securities Remaining Available for Future Issuance Under the 2015 Plan
Equity compensation plan approved by security holders	799,570	$6.47	2,275,197

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
The table below sets forth information known to us regarding the beneficial ownership of our Common Stock as of the Record Date, listing the number of shares and percentage of shares beneficially owned (based on 52,053,300 shares of Common Stock outstanding as of the Record Date) by:
•	each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of June 11, 2021, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.
Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Except as indicated in the footnotes to this table, the address for each beneficial owner is c/o AgroFresh Solutions, Inc., One Washington Square, 510-530 Walnut St., Suite 1350, Philadelphia, Pennsylvania 19106.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate percentage of outstanding Shares
Dow Inc.(1)	21,001,151	40.3%
PSP AGFS Holdings, L.P.(2)	30,000,000	36.6%
T. Rowe Price Associates, Inc.(3)	8,110,295	15.6%
Nance K. Dicciani(4)	189,561	*
Robert J. Campbell	107,273	*
Alexander Corbacho	—	*
Denise L. Devine	43,842	*
Torsten Kraef	5,000	*
Kevin Schwartz(5)	30,000,000	36.6%
Macauley Whiting, Jr.	93,492	*
Jordi Ferre(6)	784,503	1.5%
Thomas Ermi(7)	210,204	*
Graham Miao(8)	253,681	*
All directors and executive officers as a group (11 individuals)(9)	31,687,556	38.4%
*	Less than 1%.
(1)
Based on an amendment to Schedule 13D filed on June 17, 2020, and reflects the subsequent expiration in July 2020 of warrants previously held by Dow Inc. The business address of Dow Inc. is 2211 H.H. Dow Way, Midland, MI 48674.

(2)
Based on an amendment to Schedule 13D filed on November 3, 2020 by PSP, Paine Schwartz Food Chain Fund V GP, L.P. (“PSV LP”), Paine Schwartz Food Chain Fund V GP, Ltd. (“PSV LTD”), W. Dexter Paine, III and Kevin Schwartz. Beneficial ownership of the Company’s common stock has been calculated based upon the as-converted voting power of 150,000 shares of Series B Preferred Stock issued to PSP AGFS Holdings, L.P. on September 25, 2020, assuming a conversion price of $5.00. According to the Schedule 13D, PSV LP is the general partner of PSP, PSV LTD is the general partner of PSV LP, and each of Mr. Paine and Mr. Schwartz are directors of PSV LTD and, as a result each may be deemed to beneficially own, and have shared voting and dispositive power of 30,000,000 shares of common stock. The business address of each of the reporting persons is c/o Paine Schwartz Partners, LLC, 475 Fifth Avenue, 17th Floor, New York, NY 10017.

(3)
Based on an amendment to Schedule 13G filed on February 16, 2021 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. The business address of each of the reporting persons is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)	Includes 3,000 shares which were acquired in the name of Ms. Dicciani’s domestic partner.

(5)	See footnote (2).
(6)	Includes 316,293 shares of Common Stock issuable upon exercise of options that are currently exercisable.
(7)	Includes 121,510 shares of Common Stock issuable upon exercise of options that are currently exercisable.
(8)	Includes 44,915 shares of Common Stock issuable upon exercise of options that are currently exercisable.
(9)	See footnotes (4)-(8) above.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, management believes that all of these reports were filed in a timely manner during 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Audit Committee has the responsibility to review and approve all related party transactions, as contemplated by Item 404 of the SEC’s Regulation S-K, to prevent potential conflicts of interest and to ensure that related party transactions are disclosed in the reports that the Company files with the SEC as and when required by applicable securities laws and regulations. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds $120,000, and in which any director, director nominee or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company and its subsidiaries.
The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the Audit Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire on an annual basis that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.
The following paragraph discusses related party transactions that occurred during 2020 and/or that are contemplated during 2021 (other than compensation paid or awarded to the Company’s directors, director nominees and executive officers that is required to be discussed, or is exempt from discussion, in the sections of this proxy statement entitled “Executive Officer Compensation” and “Director Compensation and Ownership Guidelines”).
On June 13, 2020, in connection with the execution of the Investment Agreement, the Company, PSP and Rohm & Haas entered into a side agreement (the “Side Agreement”), pursuant to which the parties agreed that if PSP or its affiliates has the right to designate at least 50% of the total directors on the Board pursuant to the Investment Agreement, so long as Rohm & Haas beneficially owns at least 20% of the outstanding Common Stock (on a fully diluted, “as converted” basis), the Company and the Board will increase the size of the Board by one member and the Board will elect a designee selected by Rohm & Haas to fill the newly-created vacancy. Such right is in addition to any right that Rohm & Haas has to appoint a member of the Board pursuant to its ownership of the Company’s Series A Preferred Stock.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

PROPOSAL 1

ELECTION OF DIRECTORS
Our Certificate of Incorporation provides that the number of our directors, other than those who may be elected by the holders of one or more series of our preferred stock, shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors is nine, including the Preferred Director (with one vacancy to be filled by the Investor pursuant to the terms of the Investment Agreement).
Nominees
Robert J. Campbell, Alexander Corbacho, Denise L. Devine, Nance K. Dicciani, Kay Kuenker, Clinton A. Lewis, Jr., Kevin Schwartz and Macauley Whiting, Jr. have been nominated by our Board of Directors for re-election at the annual meeting.
The Board of Directors expects that each of the nominees listed above will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors may nominate. If a nominee is unable to serve as a director, the Board of Directors may reduce its size or choose a substitute.
Although there is currently one directorship vacancy, proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
Vote Required
The Company’s Bylaws require that in an uncontested election each director will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. A share whose ballot is marked as withheld, which is otherwise present at the meeting but for which there is an abstention, or to which a stockholder gives no authority or direction shall not be considered a vote cast. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees.
Board Recommendation
The Board of Directors unanimously recommends a vote “for” the election of all nominees to serve as directors.

PROPOSAL 2
APPROVAL AND ADOPTION OF THE THIRD AMENDMENT TO THE
AGROFRESH SOLUTIONS, INC. 2015 INCENTIVE COMPENSATION PLAN
Background
The 2015 Plan was approved by our stockholders on July 29, 2015, following adoption of the 2015 Plan by our Board of Directors, and was amended following approvals by our stockholders on June 1, 2017 and June 5, 2019.
As of the record date, the following shares were authorized and available for issuance under the 2015 Plan, prior to the amendment described below:
Authorized	7,150,000
Available for Issuance	602,658
In May 2021, the Compensation and Talent Committee approved grants of restricted stock and other awards under the 2015 Plan to employees and officers of the Company, all of which were effected on May 10, 2021. The following table provides information regarding option awards as of May 10, 2021:
Total shares underlying outstanding options	545,254
Weighted average exercise price of outstanding options	$2.07
Weighted average remaining contractual life of outstanding options	5.8 years
In order to continue to provide the appropriate equity incentives to employees and other service providers in the future, as well as to minimize potential adverse tax consequences to both the award recipients and us, on April 30, 2021, our Board approved, subject to stockholder approval, a third amendment to the 2015 Plan, which further amends the Plan to increase the number of shares of Common Stock reserved for issuance under the 2015 Plan, including the number of shares which may be issued with respect to Incentive Stock Option awards under the 2015 Plan, by 6,500,000 shares, from 7,150,000 to 13,650,000.
Our Board recommends that stockholders approve these changes to the 2015 Plan, and if the stockholders do not approve them, the third amendment will not go into effect and our Board will consider whether to adopt an alternative arrangement based on its assessment of our needs. The text of the proposed third amendment to the 2015 Plan is attached herein in substantial form as Appendix A to this Proxy Statement.
As discussed below, the 2015 Plan is intended to (i) be eligible under the “plan lender” exemption from the margin requirements of Regulation G under the Exchange Act, (ii) comply with the incentive stock options rules under Section 422 of the Internal Revenue Code (the “Code”) and (iii) comply with the stockholder approval requirements for the listing of shares on the NASDAQ.
The following is a summary of certain principal features of the 2015 Plan. The below summary is not complete, and you are urged to read the actual text of the 2015 Plan and first, second and third amendments in their entireties.
Purpose
The purpose of the 2015 Plan is to assist the Company and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, and individual consultants who provide services to the Company or its subsidiaries, by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.
Shares Available for Awards; Annual Per-Person Limitations
Under the 2015 Plan, the total number of shares of our common stock (the “Shares”) currently reserved and available for delivery under the 2015 Plan (“Awards”) at any time during the term of the 2015 Plan is 7,150,000.
If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or if an Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject will, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the 2015 Plan.

Substitute Awards will not reduce the Shares authorized for delivery under the 2015 Plan or authorized for delivery to a participant in any period. Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the 2015 Plan and will not reduce the Shares authorized for delivery under the 2015 Plan; provided, that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of the Company or its subsidiaries prior to such acquisition or combination.
The 2015 Plan imposes individual limitations on the amount of certain Awards to be granted to any participant during one calendar year. Under these limitations, in any fiscal year of the Company during any part of which the 2015 Plan is in effect, no participant may be granted (i) stock options or stock appreciation rights with respect to more than 825,000 Shares, or (ii) performance shares (including shares of restricted stock, restricted stock units, and other stock based-awards that are subject to satisfaction of performance goals), with respect to more than 825,000 Shares, in each case, subject to adjustment in certain circumstances. The maximum amount that may be paid out to any one participant as performance units with respect to any 12-month performance period is $2,000,0000, and with respect to any performance period that is more than 12 months, $4,000,0000.
The aggregate fair market value of Shares on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code). Any excess will be treated as a non-qualified stock option.
The maximum number of Shares that may be delivered under the 2015 Plan as a result of the exercise of incentive stock options is 7,150,000 Shares, subject to certain adjustments.
The Compensation and Talent Committee is authorized to adjust the limitations on the number of Shares available for issuance under the 2015 Plan and the individual limitations on the amount of certain Awards (other than the $100,000 limitation described above with respect to incentive stock option awards) and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) to the extent it deems equitable in the event that a dividend or other distribution (whether in cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Shares so that an adjustment is appropriate. See the sections titled “Acceleration of Vesting; Change in Control” and “Other Adjustments” below for a summary of certain additional adjustment provisions of the 2015 Plan.
Eligibility
The persons eligible to receive Awards under the 2015 Plan are the officers, directors, employees and consultants who provide services to the Company or any subsidiary. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code (“ISOs”). An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the 2015 Plan.
Administration
The 2015 Plan is administered by the Compensation and Talent Committee, provided that, except as otherwise expressly provided in the 2015 Plan, the independent members of the Board may elect to exercise any power or authority granted to the Compensation and Talent Committee under the 2015 Plan. Subject to the terms of the 2015 Plan, the Compensation and Talent Committee is authorized to select eligible persons to receive Awards, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the 2015 Plan, construe and interpret the 2015 Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Compensation and Talent Committee may deem necessary or advisable for the administration of the 2015 Plan. Decisions of the Compensation and Talent Committee shall be final, conclusive and binding on all persons or entities, including the Company, any subsidiary or any participant or beneficiary, or any transferee under the 2015 Plan or any other person claiming rights from or through any of the foregoing persons or entities.
Stock Options and Stock Appreciation Rights
The Compensation and Talent Committee is authorized to grant (i) stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and (ii) stock appreciation rights, entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Compensation and Talent Committee. The exercise price per share of an option and the grant price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date the option or stock appreciation right is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a Share on the date the ISO is granted.
For purposes of the 2015 Plan, the term “fair market value” means the fair market value of Shares, Awards or other property as determined by the Compensation and Talent Committee or under procedures established by the Compensation and Talent Committee. Unless otherwise determined by the Compensation and Talent Committee, the fair market value of a Share as of any given date is the closing sales price per Share as reported on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Compensation and Talent Committee on the date the Award is authorized by the Compensation and Talent Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Compensation and Talent Committee, except that no option or stock appreciation right may have a term exceeding ten years, and no ISO granted to a 10% owner may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Compensation and Talent Committee. Accordingly, the Compensation and Talent Committee may permit the exercise price of options awarded under the 2015 Plan to be paid in cash, Shares, other Awards or other property (including loans to participants).
The Company may grant stock appreciation rights in tandem with options, which we refer to as “Tandem stock appreciation rights”, under the 2015 Plan. A Tandem stock appreciation right may be granted at the same time as the related option is granted or, for options that are not ISOs, at any time thereafter before exercise or expiration of such option. A Tandem stock appreciation right may only be exercised when the related option would be exercisable and the fair market value of the Shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem stock appreciation right will no longer be exercisable to the extent the Tandem stock appreciation right has been exercised and any Tandem stock appreciation right will no longer be exercisable to the extent the related option has been exercised.
Restricted Stock and Restricted Stock Units
The Compensation and Talent Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Shares which are subject to such risks of forfeiture and other restrictions as the Compensation and Talent Committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a shareholder of the Company (including voting and dividend rights), unless otherwise determined by the Compensation and Talent Committee. An Award of restricted stock units confers upon a participant the right to receive Shares or cash equal to the fair market value of the specified number of Shares covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Compensation and Talent Committee may impose. Prior to settlement, an Award of restricted stock units carries no voting or dividend rights or other rights associated with Share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents
The Compensation and Talent Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Shares, other Awards or other property equal in value to dividends paid on a specific number of Shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional Shares, Awards or otherwise as specified by the Compensation and Talent Committee. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited.
Bonus Stock and Awards in Lieu of Cash Obligations
The Compensation and Talent Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other Awards in lieu of Company obligations to pay cash under the 2015 Plan or other plans or compensatory arrangements, subject to such terms as the Compensation and Talent Committee may specify.
Other Stock-Based Awards
The Compensation and Talent Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Compensation and Talent Committee determines the terms and conditions of such Awards.
Performance Awards
The Compensation and Talent Committee is authorized to grant performance Awards to participants on terms and conditions established by the Compensation and Talent Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Compensation and Talent Committee upon the grant of the performance Award. Performance Awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance Awards may be settled by delivery of cash, Shares or other property, or any combination thereof, as determined by the Compensation and Talent Committee.
If and to the extent that the Compensation and Talent Committee determines that the foregoing provisions of the 2015 Plan are to be applicable to any Award, one or more of the following business criteria for the Company, on a consolidated basis, and/or for subsidiaries, or for business or geographical units of the Company and/or a subsidiary (except with respect to the total shareholder return and earnings per share criteria), are to be used by the Compensation and Talent Committee in establishing performance goals for Awards under the 2015 Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital); (4) operating margin; (5) return on assets, sales, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) the fair market value of a Share; and/or (19) “consolidated EBITDA,” as defined in the 2015 Plan. Any of the above goals may be determined on an absolute or relative basis (e.g., growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Compensation and Talent Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company.
After the end of each performance period, the Compensation and Talent Committee will determine and certify whether the performance goals have been achieved. In determining the achievement of such performance goals, the Compensation and Talent Committee may, at the time the performance goals are set, require that those goals be determined by excluding the impact of (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Compensation and Talent Committee specifies at the time the Award is granted.
The Compensation and Talent Committee may, in its discretion, determine that the amount payable as a performance Award will be reduced from the amount of any potential Award.
Other Terms of Awards
Awards may be settled in the form of cash, Shares, other Awards or other property, in the discretion of the Compensation and Talent Committee. The Compensation and Talent Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Compensation and Talent Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation and Talent Committee is authorized to place cash, Shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2015 Plan. The Compensation and Talent Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or that previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2015 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation and Talent Committee may, in its discretion, permit transfers, subject to any terms and conditions the Compensation and Talent Committee may impose pursuant to the express terms of an Award agreement. A beneficiary, transferee, or other person claiming any rights under the 2015 Plan from or through any participant will be subject to all terms and conditions of the 2015 Plan and any Award agreement applicable to such participant, except as otherwise determined by the Compensation and Talent Committee, and to any additional terms and conditions deemed necessary or appropriate by the Compensation and Talent Committee.
Awards under the 2015 Plan generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation and Talent Committee may, however, grant Awards in exchange for other Awards under the 2015 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.
Acceleration of Vesting; Change in Control
Subject to certain limitations, the Compensation and Talent Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award. In the event of a “change in control” of the Company, as defined in the 2015 Plan, and only to the extent provided in any employment or other agreement between the participant and the Company or any Related Entity, or in any Award agreement, or to the extent otherwise determined by the Compensation and Talent Committee in its sole discretion in each particular case, (i) any option or stock appreciation right that was not previously vested and exercisable at the time of the “change in control” will become immediately vested and exercisable; (ii) any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted stock award, restricted stock unit award or another stock-based award subject only to future service requirements will lapse and such Awards will be deemed fully vested; and (iii) with respect to any outstanding Award subject to achievement of performance goals and conditions under the 2015 Plan, the Compensation and Talent Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the performance period completed as of the “change in control”).
Subject to any limitations contained in the 2015 Plan relating to the vesting of Awards in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any “change in control,” the agreement relating to such transaction and/or the Compensation and Talent Committee may provide for: (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (ii) the assumption or substitution for outstanding Awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the 2015 Plan, (iii) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (iv) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such. The foregoing actions may be taken without the consent or agreement of a participant in the 2015 Plan and without any requirement that all such participants be treated consistently.
Other Adjustments
The Compensation and Talent Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or (iii) in view of the Compensation and Talent Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant. However, the Compensation and Talent Committee may not make any adjustment described in this paragraph if doing so would cause any Award granted under the 2015 Plan to participants designated by the Compensation and Talent Committee as “covered employees” and intended to qualify as “performance-based compensation” under Section 162(m) of the Code to otherwise fail to qualify as “performance-based compensation.”
Clawback of Benefits
The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2015 Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law, which we refer to in each case as a “clawback policy.” In addition, a participant may be required to repay to the Company certain previously paid compensation, whether provided under the 2015 Plan or an Award agreement or otherwise, in accordance with any clawback policy. By accepting an Award, a participant is also agreeing to be bound by any existing or future clawback policy adopted by the Company, or any amendments that may from time to time be made to the clawback policy in the future by the Company in its discretion (including without limitation any clawback policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the participant’s Award agreements (and/or awards issued under the Prior Plans) may be unilaterally amended by the Company, without the participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any clawback policy.
Amendment and Termination
The Board may amend, alter, suspend, discontinue or terminate the 2015 Plan or the Compensation and Talent Committee’s authority to grant Awards without the consent of shareholders or participants or beneficiaries, except that shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares may then be listed or quoted; provided that, except as otherwise permitted by the 2015 Plan or an Award agreement, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding Award. The Compensation and Talent Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the 2015 Plan; provided that, except as otherwise permitted by the 2015 Plan or Award agreement, without the consent of an affected participant, no such action by the Compensation and Talent Committee or the Board may materially and adversely affect the rights of such participant under the terms of such Award. The 2015 Plan will terminate at the earliest of (i) such time as no Shares remain available for issuance under the 2015 Plan, (ii) termination of the 2015 Plan by the Board, or (iii) the tenth anniversary of the effective date of the 2015 Plan. Awards outstanding upon expiration of the 2015 Plan will remain in effect until they have been exercised or terminated, or have expired.
Federal Income Tax Consequences of Awards
The 2015 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
Nonqualified Stock Options
An optionee generally is not taxable upon the grant of a nonqualified stock option granted under the 2015 Plan. On exercise of a nonqualified stock option granted under the 2015 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the Shares acquired on exercise of the option over the exercise price. If the optionee is an employee of the Company or a subsidiary, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those Shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those Shares will begin on that date.
If an optionee pays for Shares on exercise of an option by delivering Shares, the optionee will not recognize gain or loss on the Shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash. If a separate identifiable stock certificate or other indicia of ownership is issued for that number of Shares equal to the number of Shares delivered on exercise of the option, the optionee’s tax basis in the Shares represented by that certificate or other indicia of ownership will be equal to his or her tax basis in the Shares delivered, and his or her holding period for those Shares will include his or her holding period for the Shares delivered. The optionee’s tax basis and holding period for the additional Shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.
The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.
Incentive Stock Options
Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a Share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the “Required Holding Period”, the difference, if any, between the amount realized on a sale or other taxable disposition of that Share and the holder’s tax basis in that Share will be long-term capital gain or loss.
If an optionee disposes of a Share acquired on exercise of an ISO before the end of the Required Holding Period (a “Disqualifying Disposition”), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the Share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the Share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the Share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the Share exceeds one year.
An optionee who exercises an ISO by delivering Shares acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those Shares is treated as making a Disqualifying Disposition of those Shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one Share and using that Share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.
For purposes of the alternative minimum tax, the amount by which the fair market value of a Share acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the Share in the year in which the option is exercised, there will be no adjustment with respect to that Share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a Share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that Share for alternative minimum tax purposes in the year the option is exercised.
The Company is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a Share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a Share, the Company generally is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.
Stock Awards
Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Shares are received equal to the excess, if any, of the fair market value of the Shares received over any amount paid by the recipient in exchange for the Shares. If, however, the Shares are not vested when they are received under the 2015 Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the Shares), the recipient generally will not recognize income until the Shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the Shares on the date they become vested over any amount paid by the recipient in exchange for the Shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the Award, to recognize ordinary compensation income, as of the date the recipient receives the Award, equal to the excess, if any, of the fair market value of the Shares on the date the Award is granted over any amount paid by the recipient in exchange for the Shares.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired as Awards will be the amount paid for the Shares plus any ordinary income recognized either when the Shares are received or when the Shares become vested. Upon the disposition of any Shares received as a Share Award under the 2015 Plan, the difference between the sales price and the recipient’s basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the Shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.
The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for the Company, is reasonable in amount, and is not precluded by the deduction limitations imposed by Section 162(m) of the Code, and either the recipient includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.
Stock Appreciation Rights
The Company may grant stock appreciation rights, separate from any other Award, which we refer to as “Stand-Alone stock appreciation rights”, or Tandem stock appreciation rights, under the 2015 Plan. Generally, the recipient of a Stand-Alone stock appreciation right will not recognize any taxable income at the time the Stand-Alone stock appreciation right is granted.
With respect to Stand-Alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in Shares, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the Shares on the day they are received over any amounts paid by the recipient for the Shares.
With respect to Tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or Shares equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone stock appreciation rights. If the recipient elects to exercise the underlying option, the recipient will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the Shares over the exercise price.
In general, there will be no Federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone stock appreciation rights or Tandem stock appreciation rights. Upon the exercise of either a Stand-Alone stock appreciation right or a Tandem stock appreciation right, however, the Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.
Dividend Equivalents
Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.
Section 162 Limitations
Section 162(m) to the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. For all plan years prior to January 1, 2018, compensation that qualified as “performance-based compensation” was excluded from the $1 million deductibility cap, and therefore remained fully deductible by the company that pays it. For all plan years prior to January 1, 2018, we intended that Awards granted to participants under the 2015 Plan whom the Compensation and Talent Committee expected to be covered employees at the time a deduction arises in connection with such Awards, may, if and to the extent so intended by the Compensation and Talent Committee, have been granted in a manner that will qualify as such “performance-based compensation,” so that such Awards would not be subject to the deductibility cap of $1 million under Section 162(m) of the Code. However, the Compensation and Talent Committee had the discretion to grant Awards that were not intended to be exempt from the deduction limitations imposed by Section 162(m) of the Code. Effective for all plan years beginning on or after January 1, 2018, the performance-based compensation exemption was repealed and no longer applicable for Awards granted on or after January 1, 2018 (subject to certain very limited exceptions for existing Awards in effect as of November 4, 2017). Consequently, the repeal may adversely affect our ability to ensure that Awards are fully deductible by us under Section 162(m) of the Code.
Section 409A of the Code
The 2015 Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any Award under the 2015 Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an Award that is deemed to be deferred compensation, such as a grant of restricted stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the Award as soon as the Award is no longer subject to a substantial risk of forfeiture (even if the Award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the Award.
Importance of Consulting Tax Adviser
The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an Award or the disposition of Shares acquired as a result of an Award.
Vote Required
To be approved and adopted, the third amendment to the 2015 Plan requires the affirmative vote of the majority of the shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. In the event stockholder approval is not obtained, we will not increase the number of shares of common stock reserved for issuance under the 2015 Plan. Awards may continue to be made, however, under the terms of the 2015 Plan as currently in effect.
Board Recommendation
The Board of Directors unanimously recommends a vote “for” the approval and adoption of the third amendment of the 2015 Plan.

PROPOSAL 3
APPROVAL AND ADOPTION OF THE FIRST AMENDMENT TO THE
AGROFRESH SOLUTIONS, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN
The Company seeks stockholder approval of the first amendment to the ESPP. On February 26, 2019, our Board adopted the ESPP. On April 15, 2019, our shareholders approved and adopted the ESPP. On July 1, 2019, the ESPP became effective. As of the record date, the following shares were authorized and available for issuance under the ESPP, prior to the amendment described below:
Authorized	500,000
Available for Issuance	185,883
In order to continue to provide the appropriate equity incentives to employees, as well as to minimize potential adverse tax consequences to both the stock purchasers and us, on April 30, 2021, our Board approved, subject to stockholder approval, a first amendment to the ESPP, which amends the ESPP to increase the number of shares of common stock of the Company authorized and to be offered under the ESPP, by 750,000 shares, from 500,000 to 1,250,000.
Our Board recommends that stockholders approve these changes to the ESPP, and if the stockholders do not approve them, the first amendment will not go into effect and our Board will consider whether to adopt an alternative arrangement based on its assessment of our needs. The text of the proposed first amendment to the 2015 Plan is attached herein in substantial form as Appendix B to this Proxy Statement.
Description of the ESPP
The following summary of key provisions of the ESPP, as well as the other summaries and descriptions relating to the ESPP contained elsewhere in this Proposal 3, are each qualified in their entirety by reference to the full text of the ESPP.
Structure of the ESPP
The ESPP includes a sub-plan (the “Statutory Plan”) designed to permit offerings of grants to employees of certain designated subsidiaries where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 of the Code for any subsidiary, individual, offering or grant) and also separate sub-plans (the “Non-Statutory Plans”) which permit offerings of grants to employees of certain designated subsidiaries and affiliates which are not intended to satisfy the requirements of Section 423 of the Code. The administrator of the ESPP is authorized to make changes to the features of the ESPP with respect to any Non-Statutory Plan as may be necessary or appropriate to achieve a desired tax treatment in any foreign jurisdiction or to comply with the laws applicable to any subsidiaries or affiliates. Therefore, the following is a summary of the principal features of the Statutory Plan and all references to the “ESPP” hereinafter will only refer to the Statutory Plan. This summary does not purport to be a complete description of all of the provisions of the ESPP, and is qualified in its entirety by reference to the full text of the ESPP.
ESPP Terms
The ESPP permits employees of the Company and its designated subsidiaries, which we refer to each as a “Participating Company,” to purchase Company common stock at a purchase price equal to 85% of the lesser of (i) the market value of the shares on the offering date of such offering and (ii) the market value of the shares on the purchase date of such offering, subject to limits set by the Code and the ESPP. Sales of shares under the ESPP are generally made pursuant to offerings that are intended to satisfy the requirements of Section 423 of the Code.
Administration
The ESPP is administered by the Compensation and Talent Committee of the Board. Subject to the provisions of the ESPP, the administrator of the ESPP has full authority and discretion to adopt, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP, and its decisions are final and binding upon all participants. In all cases, the ESPP is required to be administered in such a manner so as to comply with applicable requirements of Rule 16b-3 of the Exchange Act and Section 423 of the Code.

Eligibility and Participation
The ESPP allows employees of the Participating Companies on one or more offering dates and who do not, immediately after the option is granted, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” within the meaning of Sections 423(b)(3) and 424(d) of the Code, to participate in the ESPP. Notwithstanding, employees of a Participating Company who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) shall not be eligible to participate in the ESPP if: (i) the grant of an option under the ESPP to such employee is prohibited under the laws of such jurisdiction; or (ii) compliance with the laws of such foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code.
As of June 25, 2021, the Company estimates that approximately 250 persons will be eligible to participate in the ESPP.
ESPP participants may authorize payroll deductions as long as aggregate payroll deductions in a given calendar year do not exceed the lower of (i) ten percent (10%) of the participant’s compensation for such calendar year or (ii) $20,000 (or such other amounts as the Committee may establish from time to time for a future offering), subject to the restrictions set forth in the Plan. All payroll deductions will be applied toward the purchase of the Company’s common stock. A participant shall not be permitted, at any time during an offering, to increase or decrease the amount to be withheld from his or her compensation. Any increase or decrease in the amount to be withheld from the participant’s compensation shall only be effective for the next offering, provided that the participant completes and files with the Company an amended Enrollment Agreement authorizing the increase, decrease or cessation of payroll deductions for such subsequent offering period. The administrator of the ESPP may, from time to time, establish (x) limitations on the frequency and/or number of any permitted changes in the amount withheld during an offering, (y) payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (z) such other limitations or procedures as deemed advisable by the administrator of the ESPP in its sole discretion that are consistent with the ESPP and in accordance with the requirements of Code Section 423.
Offerings
The ESPP provides for separate six-month offerings, commencing on January 1 and July 1 of each year. Notwithstanding the foregoing, the administrator of the ESPP may establish (i) a different term for one or more future offerings and (ii) different commencing and ending dates for such offerings; provided, however, that in no event shall any offering exceed 27 months. In the event the first or the last day of an offering is not a regular business day, then the first day of the offering shall be deemed to be the next regular business day and the last day of the offering shall be deemed to be the last preceding regular business day.
Payroll Deductions, Purchase Price, and Shares Purchased
An employee must authorize a payroll deduction before the start of an offering in order to participate in that offering. On the last business day of the offering, the employee will be deemed to have exercised the option to purchase as many shares as the employee’s payroll deduction will allow at the option price. The purchase price is equal to 85% of the lesser of (i) the market value of the shares on the offering date of such offering and (ii) the market value of the shares on the purchase date of such offering. The closing price of the Company’s common stock as reported on the Nasdaq Global Market on April 11, 2019 was $3.37. No employee will be permitted to purchase any shares under the ESPP (i) if such employee, immediately after such purchase, owns shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporations or (ii) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year in which the purchase right is outstanding.
Withdrawal and Termination of Employment
An employee may withdraw from an offering, in whole but not in part, at any time during the offering for which such withdrawal is to be effective, or by any other date specified by the administrator of the ESPP for a future offering. Upon withdrawal, the amount in the employee’s account will be refunded. An employee who has withdrawn from or suspended participation in an offering may not participate again in that same offering. In order to participate in a subsequent offering, the participant must re-enroll in the ESPP in accordance with the ESPP’s enrollment procedures. Upon termination of employment for any reason, the employee’s participation in the ESPP will immediately terminate and the payroll deductions credited to the employee’s account will be returned to him or her and such employee’s option will automatically terminate.
Transferability
No participant is permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her account or an option or any rights granted under the ESPP other than by will or the laws of descent and distribution. During the participant’s lifetime, only the participant can make decisions regarding the participation in or withdrawal from an offering under the ESPP.
Adjustments upon Changes in Capitalization
In the event of any change in the structure of the Company’s common stock, such as a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation offerings of rights, or other similar event, the administrator of the ESPP shall make an appropriate adjustment in the number, kind, and price of shares available for purchase under the ESPP, and in the number of shares an employee is entitled to purchase including, without limitation, closing an offering early and permitting purchase on the last business day of the reduced offering period, or terminating an offering and refunding participants’ account balances.
Amendment and Termination of the ESPP
The Board may amend the ESPP in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, stockholder approval will be required for any amendment that will (i) increase the total number of shares as to which options may be granted under the ESPP, except as provided above in the event of any change in the structure of the Company’s common stock, (ii) modify the class of employees eligible to receive options, or (iii) otherwise require stockholder approval under any applicable law or regulation; and provided further, that except as provided below, no amendment to the ESPP will make any change in any option previously granted which adversely affects the rights of any participant.
The ESPP will continue in effect for ten years after the date of its adoption by the Board. Notwithstanding the foregoing, the Board may at any time and for any reason suspend or terminate the ESPP. During any period of suspension or upon termination of the ESPP, no options shall be granted.
Except as provided above in the event of any change in the structure of the Company’s common stock, no such termination of the ESPP may affect options previously granted, provided that the ESPP or an offering may be terminated by the Board on a purchase date or by the Board’s setting a new purchase date with respect to an offering then in progress if the Board determines that termination of the ESPP and/or the offering is in the best interests of the Company and the stockholders or if continuation of the ESPP and/or the offering would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the ESPP in the generally accepted accounting rules applicable to the ESPP.
Change of Control, Dissolution or Liquidation of the Company
In the event of a change of control of the Company (as defined in the ESPP), each outstanding option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the “Successor Company”). In the event that the Successor Company refuses to assume or substitute for the option, any offering then in progress shall be shortened by setting a new purchase date. The new purchase date shall be a specified date before the date of the change of control. The administrator of the ESPP will notify each participant in writing, prior to the new purchase date, that the purchase date for the participant’s option has been changed to the new purchase date and that the participant’s option shall be exercised automatically on the new purchase date, unless prior to such date the participant has withdrawn from an offering then in progress or the ESPP.
In the event of the proposed dissolution or liquidation of the Company, the offering then in progress shall be shortened by setting a new purchase date and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new purchase date will be a specified date before the date of the Company’s proposed dissolution or liquidation. The administrator of the ESPP will notify each participant in writing, prior to the new purchase date, that the purchase date for the participant’s option has been changed to the new purchase date and that the participant’s option shall be exercised automatically on the new purchase date, unless prior to such date the participant has withdrawn from an offering then in progress or the ESPP.

Federal Income Tax Consequences
The following discussion is a summary of the general U.S. federal income tax rules applicable to purchases offered by the Company and certain of its designated subsidiaries under the ESPP offerings that are intended to comply with Section 423 of the Code. Employees should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply. The ESPP and the right of participants to make purchases under it are intended to qualify under the provisions of Code Sections 421 and 423. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the ESPP, and the tax consequences will depend on how long a participant has held the shares prior to disposition. If the shares are disposed of (a) more than two years after the date of the beginning of the offering period and (b) more than one year after the stock is purchased in accordance with the ESPP (or if the employee dies while holding the shares), the following tax consequences will apply. The lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the “option price”), or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date) will be taxed as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. If an employee holds the shares for the holding periods described above, no deduction in respect of the disposition of such shares will be allowed to the Company.
If the shares are sold or disposed of (including by way of gift) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply. The amount by which the fair market value of the shares on the date the option is exercised (which is the last business day of the offering period and which is hereafter referred to as the “termination date”) exceeds the option price will be taxed as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be taxed as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. If the shares are sold for an amount that is less than their fair market value as of the termination date, the participant recognizes ordinary income equal to the excess of the fair market value of the shares on the termination date over the option price, and the participant may recognize a capital loss equal to the difference between the sales price and the value of such shares on the termination date. The Company, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee. Currently, the Company is not required to withhold employment or income taxes upon the exercise of options under plans qualifying under Code Sections 421 and 423.
Shares Available for Issuance
500,000 shares of AgroFresh Solutions, Inc. common stock was reserved for issuance under the ESPP. This first amendment to the ESPP proposes to amend the ESPP to increase the number of shares of common stock of the Company authorized and to be offered under the ESPP, by 750,000 shares, from 500,000 to 1,250,000.
New Plan Benefits
The amounts of future purchases under the ESPP are not determinable because participation is voluntary, participation levels depend on each participant’s elections and the restrictions of Code Section 423 and the ESPP, and the per-share purchase price depends on the future value of AgroFresh Solutions, Inc.’s common stock.
Vote Required
To be approved and adopted, the ESPP requires the affirmative vote of the majority of the shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. In the event stockholder approval is not obtained, the ESPP will not be adopted.
Board Recommendation
The Company’s Board of Directors Recommends a Vote “For” the first amendment to the AgroFresh Solutions, Inc. 2019 Employee Stock Purchase Plan.

PROPOSAL 4

 RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Deloitte & Touche to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2021. Our organizational documents do not require that our stockholders ratify the appointment of Deloitte & Touche as our independent registered public accounting firm. We are submitting the appointment of Deloitte & Touche to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection, but may still retain Deloitte & Touche. We anticipate that representatives of Deloitte & Touche will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
Vote Required
The approval of the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the affirmative vote of the majority of the shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. However, because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on this proposal. For the approval of the ratification of the appointment of Deloitte & Touche, you may vote “FOR” or “AGAINST” or abstain from voting.
Board Recommendation
The Board of Directors unanimously recommends a vote “for” the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

PROPOSAL 5

BOARD AUTHORIZATION TO ADJOURN AND POSTPONE THE ANNUAL MEETING
If the number of shares of the Company’s capital stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon is insufficient to constitute a quorum or if shares of capital stock voting in favor of one or more of the proposals is insufficient to take any of the actions described herein, then the Board intends to move to adjourn and postpone the annual meeting to a later date or dates, if necessary, to enable the Board to solicit additional proxies. In that event, we will ask the Company’s stockholders to vote only upon the adjournment and postponement of the annual meeting, as described in this Proposal 5, and not any of the other proposals.
In this proposal, stockholders will be asked to grant discretionary authority to the holder of any proxy solicited by the Board of Directors so that such holder can vote in favor of the proposal to adjourn and postpone the annual meeting to a later date or dates, if necessary, so that the Board can solicit additional proxies. If the stockholders approve this adjournment proposal, then we could adjourn the annual meeting, and any adjourned session of the annual meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against any of the proposals to defeat the proposal, we could adjourn the annual meeting without a vote and seek to convince the holders of those shares to change their votes in favor or such proposals.
Generally, if the annual meeting is adjourned, no notice of the adjourned meeting is required to be given to stockholders, other than the announcement at the annual meeting of the place, date and time to which the meeting is adjourned. However, the Company’s Bylaws provide that if the adjournment or adjournments are for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.
Vote Required
To be approved, the proposal to adjourn and postpone the annual meeting requires the affirmative vote of the majority of the voting power of our shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon whether or not a quorum is present.
Board Recommendation
The Board unanimously recommends that stockholders vote “for” the proposal to authorize the Board of Directors to adjourn and postpone the annual meeting of stockholders to allow time for the further solicitation of proxies.

OTHER INFORMATION
Submission of Stockholder Proposals for the 2022 Annual Meeting of Stockholders
Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2022 annual meeting of stockholders (the “2022 Annual Meeting”), pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received at our principal executive and administrative offices not later than February 28, 2022, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.
Under the Company’s Bylaws, stockholders who wish to submit a proposal at the 2022 Annual Meeting, other than one that will be included in our proxy statement, including director nominations, must notify us between April 8, 2022, and May 8, 2022. If the date of the 2022 Annual Meeting is more than 30 days before or after the one-year anniversary of the 2020 annual meeting, a stockholder’s notice of a proposal will be timely if we receive it not earlier than the opening of business on the 120th day before the 2022 Annual Meeting and not later than the later of the close of business on the 90th day before the 2022 Annual Meeting or the 10th day following the day on which we publicly announce the date of the 2022 Annual Meeting. If a stockholder who wishes to present a proposal fails to notify us by May 8, 2022, and such proposal is brought before the 2022 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2022 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to our principal executive and administrative offices at One Washington Square, 510-530 Walnut St., Suite 1350, Philadelphia, Pennsylvania 19106, Attention: Corporate Secretary.
Annual Report and Other Matters
Our Annual Report on Form 10-K for the year ended December 31, 2020, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
We will provide, without charge, additional copies of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC, to each stockholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Corporate Secretary at our principal executive and administrative offices set forth in this proxy statement.
INCORPORATED BY REFERENCE
To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Compensation and Talent Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in those sections shall not be deemed “filed” with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
OTHER MATTERS
We know of no other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the person named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.
Dated: June 25, 2021

APPENDIX A

THIRD AMENDMENT
TO THE
AGROFRESH SOLUTIONS, INC.
2015 INCENTIVE COMPENSATION PLAN
THIS THIRD AMENDMENT, made effective as of April 21, 2021, by AGROFRESH SOLUTIONS, INC., a Delaware corporation (the “Company”) to the AGROFRESH SOLUTIONS, INC. 2015 INCENTIVE COMPENSATION PLAN, as amended (the “Plan”).
W I T N E S S E T H:
WHEREAS, the Company did establish the Plan for the sole and exclusive benefit of its eligible participants and their respective beneficiaries so that the Company could attract, motivate, retain and reward them, and
WHEREAS, pursuant to Section 10(e) of the Plan, the Company reserved the right to amend said Plan;
NOW, THEREFORE, effective as of April 21, 2021, the Plan shall be amended as follows:
1.	The first sentence of Section 4(a) of the Plan is hereby amended, in its entirety, to read as follows:
“Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 13,650,000.”
2.	Section 4(c)(iv) is hereby deleted, in its entirety, and replaced with the following:
“(iv) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 13,650,000 Shares.”
3.	In all other respects, the Plan shall remain unchanged by this Third Amendment.
IN WITNESS WHEREOF, the Company has caused this Third Amendment to be effective the day and year first above written.
AGROFRESH SOLUTIONS, INC., a Delaware corporation

Dated:	By:
A-1

APPENDIX B
FIRST AMENDMENT
TO THE
AGROFRESH SOLUTIONS, INC.
2019 EMPLOYEE STOCK PURCHASE PLAN
THIS FIRST AMENDMENT, made effective as of April 21, 2021, by AGROFRESH SOLUTIONS, INC., a Delaware corporation (the “Company”) to the AGROFRESH SOLUTIONS, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN, as amended (the “Plan”).
W I T N E S S E T H:
WHEREAS, the Company did establish the Plan for the sole and exclusive benefit of its eligible participants and their respective beneficiaries so that the Company could attract, motivate, retain and reward them, and
WHEREAS, pursuant to Section 19.1 of the Plan, the Company reserved the right to amend said Plan;
NOW, THEREFORE, effective as of April 21, 2021, the Plan shall be amended as follows:
1.	The first sentence of Section 6 of the Plan is hereby amended, in its entirety, to read as follows:
“The maximum number of shares that will be offered under the Plan is 1,250,000 shares, subject to adjustment as permitted under Section 20.”
2.	In all other respects, the Plan shall remain unchanged by this Second Amendment.
IN WITNESS WHEREOF, the Company has caused this Second Amendment to be effective the day and year first above written.
AGROFRESH SOLUTIONS, INC., a Delaware corporation

Dated:	By:
B-1

AgroFresh

We Grow Confidence™

AGROFRESH SOLUTIONS, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 5, 2021 for shares held directly and by 11:59 p.m. Eastern Time on August 3, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 5, 2021 for shares held directly and by 11:59 p.m. Eastern Time on August 3, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D56869-P59151

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AGROFRESH SOLUTIONS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IN PROPOSAL 1 AND A VOTE "FOR" EACH OF PROPOSALS 2, 3, 4 AND 5.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Robert J. Campbell	☐	☐	☐
1b. Clinton A. Lewis, Jr.	☐	☐	☐
1c. Denise L. Devine	☐	☐	☐
1d. Macauley Whiting, Jr.	☐	☐	☐
1e. Nance K. Dicciani	☐	☐	☐
1f. Alexander Corbacho	☐	☐	☐
1g. Kevin Schwartz	☐	☐	☐
1h. Kay Kuenker	☐	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

D56870-P59151

ANNUAL MEETING OF STOCKHOLDERS OF
AGROFRESH SOLUTIONS, INC.
AUGUST 6, 2021
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Clinton A. Lewis, Jr. and Graham Miao, individually, as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at One Washington Square, 510-530 Walnut Street, Suite 1350, Philadelphia, PA 19106 on August 6, 2021 at 9:00 a.m. Eastern Time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSALS 2, 3, 4 AND 5, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Continued and to be signed on reverse side